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                                                                Exhibit 2.1


                            ACQUISITION AGREEMENT

                         DATED AS OF MARCH 17, 2006

                                    AMONG

                            SUPREMEX INCOME FUND

                             CENVEO CORPORATION

                                     AND

                                CENVEO, INC.



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                                                                           i

                              TABLE OF CONTENTS

                                                                           Page

                                  ARTICLE 1

                       PURCHASE AND SALE OF THE SHARES

1.1      Purchase and Sale...................................................1
1.2      Closing.............................................................1
1.3      Deliveries at the Closing...........................................1
1.4      Delivery Immediately Following the Closing..........................3
1.5      Closing Working Capital Adjustments.................................4
1.6      Withholding Taxes...................................................6
1.7      No Allocation to Restrictive Covenant...............................9

                                  ARTICLE 2

             REPRESENTATIONS AND WARRANTIES OF VENDOR AND CENVEO

2.1      Organization, Existence and Good Standing...........................9
2.2      Capacity; Authorization.............................................9
2.3      Ownership of Shares; Title.........................................10
2.4      Exclusivity of Representations and Warranties......................10

                                  ARTICLE 3

           REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

3.1      Organization, Existence and Good Standing..........................11
3.2      Capitalization of the Companies....................................11
3.3      No Conflict........................................................11
3.4      Required Authorizations............................................11
3.5      Financial Statements; Undisclosed Liabilities......................11
3.6      Business Since the Balance Sheet Date..............................12
3.7      Compliance with Law; Litigation; Injunctions.......................12
3.8      Material Contracts.................................................12
3.9      Employee Benefit Plans.............................................13
3.10     Employment-Related Matters.........................................13
3.11     Taxes..............................................................13
3.12     Permits............................................................14
3.13     Real Property......................................................14
3.14     Title; Condition of Assets.........................................14
3.15     Intellectual Property..............................................15
3.16     Insurance..........................................................15
3.17     Environmental Laws.................................................15
3.18     Affiliated Transactions............................................16




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                                                                           ii

3.19     Suppliers and Customers............................................16
3.20     Sufficiency of Assets..............................................16
3.21     Absence of Material Acquisitions...................................16
3.22     Relations With Auditors............................................16
3.23     Residency..........................................................16
3.24     Certain Amounts....................................................16
3.25     Full Disclosure....................................................16
3.26     Minute Books.......................................................16
3.27     Exclusivity of Representations and Warranties......................16

                                  ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF BUYER

4.1      Organization, Existence and Good Standing..........................17
4.2      Capacity; Authorization............................................17
4.3      Financial Statements; Undisclosed Liabilities......................17
4.4      The Trustees.......................................................18
4.5      Capitalization.....................................................18
4.6      Description of Securities..........................................18
4.7      Voting of Securities...............................................18
4.8      Issuance of Units..................................................18
4.9      Qualification......................................................18
4.10     Approval for Trading...............................................19
4.11     Transaction Expenses...............................................19

                                  ARTICLE 5

                                  COVENANTS

5.1      Access.............................................................19
5.2      Notice of Proceedings; Agreement to Defend.........................19
5.3      Consummation of Agreement..........................................20
5.4      Consummation of the Pre-Closing Transactions.......................20
5.5      Consummation of the Post-Closing Transactions......................20
5.6      Announcements......................................................20
5.7      Funding of Pension Plan Deficits; Payment of Intercompany Payables.20
5.8      Books and Records..................................................20
5.9      Amounts Collected and Paid Post-Closing............................21
5.10     Confidentiality....................................................21
5.11     Cooperation........................................................21

                                  ARTICLE 6

                CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

6.1      Completion of the Offering.........................................21
6.2      Consent; Release of Liens..........................................22
6.3      Term Facility......................................................22



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                                                                           iii

                                  ARTICLE 7

                          SURVIVAL; INDEMNIFICATION

7.1      Survival...........................................................22
7.2      Indemnification....................................................24
7.3      Indemnification Procedures.........................................26

                                  ARTICLE 8

                                 TERMINATION

8.1      Termination of Agreement...........................................28
8.2      Liabilities Upon Termination.......................................28

                                  ARTICLE 9

                             GENERAL PROVISIONS

9.1      Expenses...........................................................29
9.2      Notices............................................................29
9.3      Governing Law......................................................30
9.4      Counterparts.......................................................31
9.5      Headings; Schedules; Exhibits......................................31
9.6      Entire Agreement...................................................31
9.7      Third-Party Beneficiaries..........................................31
9.8      Assignment.........................................................31
9.9      Severability.......................................................32
9.10     Amendments; Waiver.................................................32
9.11     Interpretation; Absence of Presumption.............................32


                                  SCHEDULES

Schedule 2.2          Capacity; Authorization
Schedule 3.1          Jurisdiction of Organization of Each Company
Schedule 3.2          Capitalization of Each Company
Schedule 3.3          No Conflict
Schedule 3.5(b)       Undisclosed Liabilities
Schedule 3.7          Litigation
Schedule 3.10         Employment-Related Matters
Schedule 3.11         Taxes
Schedule 3.13(a)      Owned Real Properties
Schedule 3.13(b)      Leased Real Property
Schedule 3.14(a)      Permitted Liens
Schedule 3.16         Insurance




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                                                                           iv

Schedule 3.17         Environmental Laws
Schedule 3.18         Affiliated Transactions
Schedule 3.19         Suppliers and Customers
Schedule 4.7          Voting of Securities
Schedule 4.11         Transaction Expenses

                                  EXHIBITS

Exhibit A                  Certain Defined Terms
Exhibit B-1                Pre-Closing Transactions
Exhibit B-2                Post-Closing Transactions
Exhibit C                  Form of Reciprocal General Release
Exhibit D-1                Form of Initial Note Series 1
Exhibit D-2                Form of Initial Note Series 2
Exhibit D-3                Form of Initial Note Series 3
Exhibit D-4                Form of Over-Allotment Note
Exhibit E                  Form of Joinder Agreement
Exhibit F                  Form of Nonsolicitation Agreement
Exhibit G                  Form of Supply Agreement
Exhibit H                  Form of Registration Rights Agreement
Exhibit I                  Calculation of Target Working Capital
Exhibit J                  Form of Amended and Restated Declaration of Trust




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                            ACQUISITION AGREEMENT
                            ---------------------

         This ACQUISITION AGREEMENT dated as of March 17, 2006 (this "AGREEMENT") is among Cenveo, Inc., a Colorado corporation ("CENVEO"), Cenveo Corporation, a Delaware corporation ("VENDOR"), and Supremex Income Fund, an unincorporated open-ended trust established under the laws of the Province of Quebec ("BUYER"). Capitalized terms not otherwise defined in this Agreement are used as defined in Exhibit A.
                                      ---------

         Vendor owns all of the outstanding capital stock of Cenveo Canada Leasing Company, Inc., a corporation organized under the laws of Nova Scotia ("CENVEO CANADA"), which owns all of the outstanding capital stock of Supremex Inc., a corporation organized under the laws of Canada
("SUPREMEX"). Prior to the Closing, Supremex will amalgamate with Cenveo Canada (the "AMALGAMATION") to form Amalco and consummate the other Pre-Closing Transactions.

         Buyer intends to complete an initial public offering (the "OFFERING") of certain of its trust units to the public under the Prospectus.

         Buyer desires to purchase all of the outstanding shares of Amalco (the "SHARES"), and Vendor desires to sell the Shares, all on the terms and conditions hereafter set forth.

         After the Closing, Buyer will cause Amalco and AcquisiCo to consummate the Post-Closing Transactions.

         Accordingly, in consideration of the premises and of the respective covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                  ARTICLE 1
                                  ---------

                       PURCHASE AND SALE OF THE SHARES
                       -------------------------------

         1.1  Purchase and Sale. Upon the terms and subject to the
              -----------------
conditions set forth in this Agreement, Vendor shall sell the Shares to Buyer, without recourse, representation or warranty except as otherwise expressly provided herein, and Buyer shall purchase the Shares from Vendor, for a purchase price equal to the Purchase Price.

         1.2  Closing. The closing of the sale and purchase of the
              -------
Shares (the "CLOSING") shall take place at the offices of Stikeman Elliott LLP, 1155 Rene-Levesque Blvd. West, 40th Floor, Montreal, Quebec H3B 3V2 immediately following the consummation of the closing of Units under the Underwriting Agreement. The term "CLOSING DATE" means the date on which the Closing occurs.

         1.3  Deliveries at the Closing.  Subject to the conditions set forth
              -------------------------
in this Agreement, at the Closing:


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                                                                           2

              (a) Vendor shall deliver or cause to be delivered to Buyer:

                  (i) one or more certificates representing the Shares, together with duly endorsed blank stock powers;

                  (ii) a certificate of Industry Canada and Registraire des enterprises du Quebec indicating the good standing of Supremex Inc. and Cenveo Canada (the predecessor companies of Amalco) indicating Amalco's good standing in such jurisdiction as of a recent date, a certificate of Secretary of State of Delaware indicating Vendor's good standing in such state as of a recent date and a certificate of Secretary of State of Colorado indicating Cenveo's good standing in such state as of a recent date;

                  (iii) a certificate of the Secretary of Cenveo certifying as to: (A) the full force and effect of resolutions of its board of directors attached thereto as an exhibit evidencing the authority of Cenveo to consummate the transactions contemplated by this Agreement; (B) the full force and effect of the articles of incorporation and bylaws of Cenveo attached thereto as exhibits; and (C) the incumbency of the officers of Cenveo with authority to execute this Agreement and the Ancillary Instruments to which Cenveo is a party;

                  (iv) a certificate of the Secretary of Vendor certifying as to: (A) the full force and effect of resolutions of its board of directors and stockholder attached thereto as exhibits evidencing the authority of Vendor to consummate the transactions contemplated by this Agreement; (B) the full force and effect of the certificate of incorporation and bylaws of Vendor attached thereto as exhibits; and (C) the incumbency of the officers of Vendor with authority to execute this Agreement and the Ancillary Instruments to which Vendor is a party;

                  (v) a certificate of the Secretary of Amalco certifying as to: (A) the full force and effect of resolutions of its board of directors attached thereto as an exhibit evidencing the authority of Amalco to consummate the transactions contemplated by the Ancillary Agreements to which it is a party; (B) the full force and effect of the certificate of amalgamation and bylaws of Amalco attached thereto as exhibits; and (C) the incumbency of the officers of Amalco with authority to execute the Ancillary Instruments to which Amalco is a party;

                  (vi) the Reciprocal General Release, duly executed by Cenveo, Vendor and Amalco;

                  (vii) the Nonsolicitation Agreement, duly executed by Cenveo and Amalco;

                  (viii) the Supply Agreement, duly executed by Cenveo and Amalco;

                  (ix) the Joinder Agreement, duly executed by Amalco;


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                                                                           3

                  (x) the minutes of board and stockholder meetings and the corporate seals of each Company to the extent any of the foregoing are in the actual possession of Cenveo at its principal executive offices; and

                  (xi) all other certificates and other instruments, agreements and documents which are expressly required pursuant to this Agreement to be delivered by Cenveo or Vendor to Buyer at the Closing.

              (b) Buyer shall:

                  (i) accept and purchase the Shares from Vendor and deliver to Vendor as payment therefor (A) the Initial Notes; and (B) the Over-Allotment Note;

                  (ii) issue the Initial Vendor Units in the name of Vendor or such other nominee name or names as Vendor shall notify Buyer in writing at least 24 hours prior to the Closing Date in "book entry only" form in the depository service of The Canadian Depository for Securities Limited;

                  (iii) issue the Over-Allotment Vendor Units in the name of Vendor or such other nominee name or names as Vendor shall notify Buyer in writing at least 24 hours prior to the date, if any, of the conversion of the Over-Allotment Note in "book entry only" form in the depository service of The Canadian Depository for Securities Limited;

                  (iv) deliver or cause to be delivered to Vendor and
         Cenveo: (A) a certificate of the Secretary of Buyer certifying as to: (I) the full force and effect of resolutions of its trustees attached thereto as an exhibit evidencing the authority of Buyer to consummate the transactions contemplated by this Agreement; (II) the full force and effect of the Amended and Restated Declaration of Trust attached thereto as an exhibit; and (III) the incumbency of the officers of Buyer with authority to execute this Agreement and the Ancillary Instruments to which Buyer is a party; (B) the Reciprocal General Release, duly executed by Buyer; (C) the Nonsolicitation Agreement, duly executed by Buyer; (D) the Joinder Agreement, duly executed by Buyer; and (E) all other instruments, agreements and documents that are expressly required pursuant to this Agreement to be delivered by Buyer or Amalco at the Closing; and

                  (v) deliver or cause to be delivered to Cenveo the Registration Rights Agreement, duly executed by Buyer.

         1.4  Delivery Immediately Following the Closing. Immediately
              ------------------------------------------
following the Closing, Buyer shall cause Amalco to deliver to Vendor and Cenveo a certificate of the Secretary of Amalco certifying as to the full force and effect of resolutions of its board of directors attached thereto as an exhibit evidencing the ratification by its board of directors of each of the Ancillary Instruments to which it is a party.


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                                                                           4

         1.5  Closing Working Capital Adjustments.
              -----------------------------------

              (a) Not less than one Business Day prior to the Closing Date, Vendor shall prepare and deliver to Buyer a schedule (the "VENDOR'S CLOSING SCHEDULE") setting forth its good faith estimate of the Closing Working Capital (the "ESTIMATED CLOSING WORKING CAPITAL") and the calculation thereof in reasonable detail. The Estimated Closing Working Capital shall be based on the unaudited consolidated balance sheet of Supremex dated February 28, 2006 and the unaudited balance sheet of Cenveo Canada as of December 31, 2005, with such other adjustments as Vendor believes necessary to reflect its good faith estimate of changes from the date of such balance sheet to the Closing Date.

              (b) As promptly as practicable, but in no event later than 60 days, after the Closing Date, Buyer shall prepare and deliver to Vendor a schedule (the "BUYER'S CLOSING SCHEDULE") setting forth in reasonable detail Buyer's calculation of the Closing Working Capital along with a copy of the computations and workpapers used in connection with the preparation of Buyer's Closing Schedule. If Buyer employs a firm of independent accountants in connection with the preparation of Buyer's Closing Schedule, Buyer shall cause such independent accountants to deliver to Vendor and its representatives any computations and workpapers used in the preparation of Buyer's Closing Schedule. Upon reasonable advance notice, Buyer and its representatives will also give Vendor and its representatives access, during the normal business hours of Buyer and the Companies, to all personnel, books and records of the Companies as reasonably requested by Vendor to assist it in the preparation of Vendor's Dispute Notice. Vendor shall notify Buyer in writing (the "VENDOR'S DISPUTE NOTICE") within 30 days after receiving Buyer's Closing Schedule if Vendor disagrees with Buyer's calculation of the Closing Working Capital as set forth in Buyer's Closing Schedule, which notice shall set forth in reasonable detail, the basis for such disagreement, the dollar amounts involved and Vendor's calculation of the Closing Working Capital. If no Vendor's Dispute Notice is received by Buyer within such 30-day period, Buyer's calculation of the Closing Working Capital as set forth in Buyer's Closing Schedule shall be final and binding upon the parties hereto.

              (c) Upon receipt by Buyer of the Vendor's Dispute Notice, Vendor and Buyer shall negotiate in good faith to resolve any disagreement with respect to Closing Working Capital set forth in Vendor's Dispute Notice. To the extent Buyer and Vendor are unable to agree with respect to the Closing Working Capital within 30 days after receipt by Buyer of Vendor's Dispute Notice, Buyer and Vendor shall submit their dispute to the Accounting Firm for a binding resolution. Except as specified in the following sentence, the cost of any dispute resolution procedure (including the fees and expenses of the Accounting Firm and any arbitrator) pursuant to this Section 1.5 shall be borne, in its entirety, by the party whose calculation of the Purchase Price based upon its calculation of the Closing Working Capital as initially submitted to the Accounting Firm) is furthest away from the Purchase Price based upon the Closing Working Capital as determined by the Accounting Firm. The fees and expenses of Buyer's independent auditors (if any) and attorneys (if any) incurred in connection with the issuance of Buyer's Closing Schedule shall be borne by the Buyer, and the fees and expenses of the independent auditors (if any) and attorneys (if any) of Vendor incurred in connection with their review of Buyer's Closing Schedule shall be borne by Vendor.


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                                                                           5

              (d) Not later than 30 days after the engagement of the Accounting Firm (as evidenced by its written acceptance by facsimile or otherwise to the parties) (such 30-day period, the "BRIEFING PERIOD"), Vendor and Buyer shall submit simultaneous briefs to the Accounting Firm (with a copy to the other party) setting forth their respective positions regarding the issues in dispute, and not later than 30 days after the submission of such briefs (the "REPLY PERIOD") Vendor and Buyer shall submit simultaneous reply briefs (with a copy to the other party). If an additional briefing, a hearing or other information is required by the Accounting Firm, the Accounting Firm shall give notice thereof to the parties as soon as practicable before the expiration of the Reply Period, and the parties shall promptly respond with a view to minimizing any delay in the decision date. Vendor and Buyer shall instruct the Accounting Firm to render its decision resolving the dispute within 30 days after the Reply Period or, in the event additional briefing, a hearing or other information is required, within 30 days after the completion of such additional briefing, the completion of such hearing, or the submission of such additional information, as the case may be. In resolving any disputed item, the Accounting Firm (i) shall be bound by the provisions of this Section 1.5 and the definition of Closing Working Capital (and the definitions included in such definition), (ii) shall limit its review to matters still in dispute as specifically set forth in the Vendor's Dispute Notice (and only to the extent such matters are still in dispute at the commencement of the Briefing Period) and (iii) shall further limit its review solely to whether the Buyer's Closing Schedule has been prepared in accordance with this Section 1.5. The determination of any item that is a component of the Closing Working Capital and is the subject of a dispute cannot, however, be in excess of, or less than, the greatest or lowest value, respectively, claimed for any particular item in the Buyer's Closing Schedule or the Vendor's Dispute Notice. Vendor and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The Closing Working Capital as agreed upon by Vendor and Buyer, as deemed agreed upon pursuant to the last sentence of Section 1.5(b) or as determined by the Accounting Firm in accordance with Section 1.5(c) and Section 1.5(d), shall be termed the "FINAL CLOSING WORKING CAPITAL."

              (e) If the Final Closing Working Capital is greater than the Estimated Closing Working Capital, Buyer shall pay to Vendor the amount of such excess. If the Estimated Closing Working Capital is greater than the Final Closing Working Capital, Vendor shall pay to Buyer the amount of such excess. Buyer and Vendor agree that, except to the extent otherwise expressly provided under Sections 1.5(f) and (g), any payment required to be made pursuant to this Section 1.5(e) shall be made in Canadian Dollars within five Business Days after the Final Closing Working Capital becomes final and binding on the parties hereto by wire transfer in immediately available funds to a bank account or bank accounts designated by Vendor or Buyer, as the case may be, to the other party, as applicable. Any payment pursuant to the first and second sentences of this Section 1.5(e) shall constitute a payment in respect of the Purchase Price.

              (f) In the event that (i) any amount is due to Vendor pursuant to the first sentence of Section 1.5(e) and (ii) Vendor has not delivered a certificate under subsection 116(4) of the Income Tax Act (Canada) (the "TAX ACT") as referred to in Section 1.6 to Buyer on or before the date of payment contemplated by Section 1.5(e)(i), then payment of 25% of such amount shall be made by delivery on such date by Buyer (A) to Vendor of a promissory note (in substantially the same form as Initial Note Series
2) in an amount equal to such 25% of such


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                                                                           6

amount, and (B) to TD Trust Company by wire transfer of immediately available funds in Canadian Dollars in an amount equal to the amount of the promissory note referred to in clause (A) above, which amount of Canadian Dollars shall be held by TD Trust Company on substantially the same terms as amounts held by it as contemplated by Section 1.6 and the Tax Escrow Agreement with respect to the Initial Notes and the settlement thereof.

              (g) In the event that (i) any amount is due to Vendor pursuant to the first sentence of Section 1.5(e) and (ii) Vendor has not delivered a certificate under Section 1100 of the Taxation Act (Quebec) (the "QUEBEC TAX ACT") as referred to in Section 1.6 to Buyer on or before the date of payment contemplated by Section 1.5(e)(i), then payment of 12% of such amount shall be made by delivery on such date by Buyer (A) to Vendor of a promissory note (in substantially the same form as Initial Note Series 3) in an amount equal to such 12% of such amount, and (B) to TD Trust Company by wire transfer of immediately available funds in Canadian Dollars in an amount equal to the amount of the promissory note referred to in clause (A) above, which amount of Canadian Dollars shall be held by TD Trust Company on substantially the same terms as amounts held by it as contemplated by
Section 1.6 and the Tax Escrow Agreement with respect to the Initial Notes and the settlement thereof.

              (h) Buyer agrees that following the Closing through the date on which the Final Closing Working Capital becomes final and binding it shall not, and will cause each of the Companies to, take any actions with respect to any accounting books, records, policies or procedures on which the Closing Working Capital are to be based that (i) are inconsistent with the practices prior to the Closing Date or (ii) would make it impossible or impracticable to calculate the Closing Working Capital in the manner and utilizing the methods required hereby.

         1.6  Withholding Taxes.
              -----------------

         With respect to the payment of the Purchase Price to be made by Buyer to Vendor on the Closing Date:

              (a) If Vendor has delivered to Buyer, prior to the Closing Date, a certificate (a "SECTION 116 CERTIFICATE") issued by the Minister of National Revenue under subsection 116(2) of the Tax Act with a certificate limit which is equal to or greater than an amount equal to or greater than the Closing Purchase Price, Buyer shall (immediately after the resale of the Shares by Buyer to AcquisiCo) pay to Vendor by wire transfer of immediately available funds the face amount of the Initial Note Series 2.

              (b) If Vendor has delivered to Buyer, prior to the Closing Date a certificate (a "QUEBEC CERTIFICATE") issued by the Minister of Revenue of Quebec under Section 1098 of the Quebec Tax Act with a certificate limit which is equal to or greater than the Closing Purchase Price, Buyer shall (immediately after the resale of the Shares by Buyer to AcquisiCo) pay to Vendor by wire transfer of immediately available funds the face amount of the Initial Note Series 3.

              (c) If Vendor has delivered the Section 116 Certificate to Buyer with a certificate limit less than the Closing Purchase Price, prior to the Closing Date, Buyer shall (immediately after the resale of the Shares by Buyer to AcquisiCo) pay to Vendor by wire


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                                                                           7

transfer of immediately available funds the face amount of the Initial Note Series 2 minus 25% of such difference. The remaining balance of such face amount shall be remitted by Buyer to TD Trust Company and shall be held by TD Trust Company in accordance with this Section 1.6 and the Tax Escrow Agreement.

              (d) If Vendor has delivered a Quebec Certificate to Buyer with a certificate limit less than the Closing Purchase Price, prior to the Closing Date, Buyer shall (immediately after the resale of the Shares by Buyer to AcquisiCo) pay to Vendor by wire transfer of immediately available funds the face amount of the Initial Note Series 3 minus 12% of such difference. The remaining balance of such face amount shall be remitted by Buyer to TD Trust Company and shall be held by TD Trust Company in accordance with this Section 1.6 and the Tax Escrow Agreement.

              (e) If Vendor has not delivered to Buyer prior to the Closing Date a Section 116 Certificate, Buyer shall not pay to Vendor in cash on the Closing Date any portion of the Initial Note Series 2 and an amount equal to the face value of the Initial Note Series 2 shall be remitted by Buyer to TD Trust Company and shall be held by TD Trust Company in accordance with this Section 1.6 and the Tax Escrow Agreement.

              (f) If Vendor has not delivered to Buyer prior to the Closing Date a Quebec Certificate, Buyer shall not pay to Vendor in cash on the Closing Date any portion of the Initial Note Series 3 and an amount equal to the face value of the Initial Note Series 3 shall be remitted by Buyer to TD Trust Company and shall be held by TD Trust Company in accordance with this Section 1.6 and the Tax Escrow Agreement.

              (g) If Section 1.6(a) does not apply and Vendor delivers to Buyer on or after the Closing and prior to the day that is 29 calendar days after the end of the calendar month in which Closing occurs or, if such day is not a Business Day, the immediately preceding Business Day (the "REMITTANCE DATE") a certificate issued by the Minister of National Revenue under subsection 116(4) of the Tax Act, Buyer shall, as soon as is reasonably practicable (but in no event later than two Business Days) following delivery to Buyer of such certificate, instruct TD Trust Company to pay to Vendor by wire transfer of immediately available funds the amount previously remitted in accordance with Sections 1.6(c) or 1.6(e), as the case may be, by Buyer to TD Trust Company.

              (h) If Section 1.6(b) does not apply and Vendor delivers to Buyer on or after the Closing and prior to the Remittance Date a certificate issued by the Minister of Revenue of Quebec under Section 1100 of the Quebec Tax Act, Buyer shall, as soon as is reasonably practicable (but in no event later than two Business Days) following delivery to Buyer of such certificate, instruct TD Trust Company to pay to Vendor by wire transfer of immediately available funds the amount previously remitted in accordance with Sections 1.6(d) or 1.6(f), as the case may be, by Buyer to TD Trust Company.

              (i) If Section 1.6(a) does not apply, Vendor fails to deliver to Buyer prior to the Remittance Date a certificate issued by the Minister of National Revenue under subsection 116(4) of the Tax Act and Buyer has not received a letter from the Canada Revenue Agency ("CRA") acceptable to Buyer acting reasonably (a "CRA COMFORT LETTER")


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                                                                           8

indicating that it need not remit any amount under Section 116 of the Tax Act until the CRA has completed its review of the application for a Section 116 Certificate, then (A) Buyer shall instruct TD Trust Company to remit, to the Receiver General of Canada on the Remittance Date and in accordance with the provisions of the Tax Act, the amount previously remitted in accordance with sections 1.6(c) or 1.6(e), as the case may be, by Buyer to TD Trust Company, and (B) any amount paid by TD Trust Company to the Receiver General of Canada shall constitute a payment in respect of the Initial Note Series 2 once the Receiver General of Canada acknowledges receipt of the payment thereof.

              (j) If Section 1.6(b) does not apply, Vendor fails to deliver to Buyer prior to the Remittance Date a certificate issued by the Minister of Revenue of Quebec under Section 1100 of the Quebec Tax Act and Buyer has not received a letter from Revenue Quebec ("RQ") acceptable to Buyer acting reasonably (a "RQ COMFORT LETTER") indicating that it need not remit any amount under Section 1101 of the Quebec Tax Act until RQ has completed its review of the application for a Quebec Certificate, then (A) Buyer shall instruct TD Trust Company to remit, to the Minister of Revenue of Quebec on the Remittance Date and in accordance with the provisions of the Quebec Tax Act, the amount previously remitted in accordance with sections 1.6(d) or 1.6(f), as the case may be, by Buyer to TD Trust Company, and (B) any amount paid by TD Trust Company to the Minister of Revenue of Quebec shall constitute a payment in respect of the Initial Note Series 3 once the Minister of Revenue of Quebec acknowledges receipt of the payment thereof.

              (k) If a CRA Comfort Letter is received by Buyer prior to the Remittance Date, then the Remittance Date shall, for the purposes of Sections 1.6(g) or 1.6(i), mean the date provided for in the CRA Comfort Letter.

              (l) If a RQ Comfort Letter is received by Buyer prior to the Remittance Date, then the Remittance Date shall, for the purposes of Sections 1.6(h) or 1.6(j), mean the date provided for in the RQ Comfort Letter.

              (m) Buyer, Cenveo and Vendor acknowledge that TD Trust
Company may be obliged to pay an amount, on or after 30 days after the end of the calendar month in which Closing occurs, to the Receiver General of Canada, in accordance with subsection 116(5) of the Tax Act as tax on behalf of Vendor and that such payment constitutes a payment in respect of the Initial Note Series 2 once the Receiver General of Canada acknowledges the receipt of payment thereof.

              (n) Buyer, Cenveo and Vendor acknowledge that TD Trust
Company may be obliged to pay an amount, on or after 30 days after the end of the calendar month in which Closing occurs, to the Minister of Revenue of Quebec, in accordance with Section 1101 of the Quebec Tax Act as tax on behalf of Vendor and that such payment constitutes a payment in respect of the Initial Note Series 3 once the Minister of Revenue of Quebec acknowledges receipt of the payment thereof.

              (o) If, pursuant to Sections 1.5(e) and 7.3(g),
adjustments are made after the Closing Date resulting in an increase in the Purchase Price, such increase shall be paid by Buyer to Vendor, subject to the application of this Section 1.6; provided, however, that amounts to be
                                     --------  -------
remitted to TD Trust Company shall be determined by reference to the lesser of such increase in Purchase Price or the excess, if any, of the Purchase Price (as increased) over the applicable certificate amount, if any.

              (p) If any Over-Allotment Vendor Units are issued to
Vendor, Vendor shall promptly thereafter remit to TD Trust Company an amount equal to the lesser of 25% (with respect to amounts that may be payable to the Receiver General of Canada unless Vendor delivers to Buyer prior to the issuance of such Units a certificate issued by the Minister of National Revenue under subsection 116(4) of the Tax Act) and 12% (with respect to amounts that may be payable to the Minister of Revenue of Quebec unless Vendor delivers to Buyer prior to the issuance of such Units a certificate issued by the Minister of Revenue of Quebec under Section 1100 of the Quebec Tax Act) of the lesser of (x) the product of CDN$0.55 and the number of Over-Allotment Vendor Units so issued and (y) the excess, if any, of the sum of the Closing Purchase Price and such product over the applicable certificate amount, if any.

              (q) Any earnings in amounts held in escrow pursuant to the Tax Escrow Agreement shall be remitted to Vendor in accordance with the terms thereof.

              (r) Notwithstanding anything to the contrary contained in this Agreement, any payment by Buyer to Vendor pursuant to this Agreement shall be subject to the provisions of this Section 1.6.

         1.7  No Allocation to Restrictive Covenant. The parties agree
              -------------------------------------
that no portion of the Purchase Price is allocated to a "restrictive covenant", as that term is defined in July 18, 2005 draft legislation to amend the Tax Act. However, if any portion of the Purchase Price is determined by tax authorities to be in respect of a "restrictive covenant", then Buyer and Vendor agree that the full amount of such portion be subject to an election under such draft legislation in order for such amount to be treated as proceeds of disposition of the Shares. If any Canadian provincial taxing authority proposes a similar provision, and it is determined by such provincial tax authority that any portion of the Purchase Price is in respect of a "restrictive covenant", then Buyer and Vendor shall make a similar provincial election.

                                  ARTICLE 2
                                  ---------

             REPRESENTATIONS AND WARRANTIES OF VENDOR AND CENVEO
             ---------------------------------------------------

         Vendor and Cenveo jointly and severally (or solidarily) represent and warrant to Buyer that, except as set forth in the Schedules or the
Prospectus:

         2.1  Organization, Existence and Good Standing. Vendor and
              -----------------------------------------
Cenveo are each corporations duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and Colorado, respectively.

         2.2  Capacity; Authorization. Vendor and Cenveo have full
              -----------------------
corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Instruments to which they are a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Vendor and Cenveo of this Agreement and the

Ancillary Instruments to which they are or at the Closing will be a party and the consummation by Vendor and Cenveo of the transactions contemplated hereby and thereby, including without limitation the issuance to Vendor of the Initial Vendor Units, and the Over-Allotment Vendor Units, if any, pursuant to the Over-Allotment Notes: (i) have been authorized by all necessary action on the part of Vendor and Cenveo; and (ii) in the case of clauses (B) and (C) with such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of Vendor or Cenveo to perform their respective obligations hereunder: do not and will not (A) violate the certificate of incorporation or bylaws of Vendor or Cenveo; or (B) constitute a default under any contract to which either of them is a party; or (C) violate any Law. This Agreement has been and, when executed and delivered at the Closing, the Ancillary Instruments to which Vendor or Cenveo (as applicable) is a party will be, duly executed and delivered by Vendor and Cenveo. This Agreement constitutes and, when executed and delivered at the Closing, the Ancillary Instruments to which Vendor or Cenveo (as applicable) is a party will constitute, the legal, valid and binding obligation of Vendor and Cenveo, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         2.3  Ownership of Shares; Title. Vendor is the sole record and
              --------------------------
beneficial owner of the Shares. Vendor has, and shall transfer to Buyer at the Closing, good title to the Shares free and clear of all Liens except for
(a) Liens created by this Agreement and (b) restrictions imposed by applicable securities laws.

         2.4  Exclusivity of Representations and Warranties. EXCEPT FOR
              ---------------------------------------------
THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 2 AND IN
ARTICLE 3, THE SHARES ARE BEING SOLD HEREUNDER ON A "WHERE IS AND AS IS" BASIS, AND NEITHER VENDOR NOR CENVEO MAKES ANY REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER IMPLIED WARRANTY CONCERNING THE SHARES, THE COMPANIES OR ANY OTHER MATTER WHATSOEVER. VENDOR AND CENVEO HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY VENDOR OR CENVEO OR ANY OTHER PERSON TO BUYER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OF ANY DOCUMENTATION OR OTHER INFORMATION IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                  ARTICLE 3
                                  ---------

           REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES
           ------------------------------------------------------

         Vendor and Cenveo jointly and severally (or solidarily) represent and warrant to Buyer that, except as set forth in the Schedules or the Prospectus (with the exception of the following

"Risk Factors" therein: "Litigation" and (other than the last paragraph) "Environment, Health and Safety Requirements"):

         3.1  Organization, Existence and Good Standing. Each Company is
              -----------------------------------------
the type of entity listed on Schedule 3.1, was duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

         3.2  Capitalization of the Companies.
              -------------------------------

              (a) The authorized and outstanding capital stock of each Company is as set forth on Schedule 3.2. The Shares and the other outstanding shares of capital stock of the Companies have been duly and validly authorized and issued, are fully paid and have not been issued in violation of any preemptive or other contractual rights. Other than as contemplated hereby, there is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition by any Company of any of its equity interests or any securities convertible into, or other rights to acquire, any such equity interests, (ii) relates to the voting or control of such equity interests or rights or (iii) obligates any Company to grant, offer or enter into any of the foregoing.

              (b) No Company has any Subsidiaries or investments in, or joint venture agreements with, any other Person.

         3.3  No Conflict. The execution, delivery and performance by
              -----------
each of Vendor and Cenveo of this Agreement and the Ancillary Instruments to which they are or at the Closing will be a party and the consummation by Vendor and Cenveo of the transactions contemplated hereby and thereby: (i) do not and will not violate the certificate of incorporation or bylaws of any of the Companies; (ii) with such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, constitute a default under any contract to which either of them or any Company is a party; or (iii) with such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, violate any Law.

         3.4  Required Authorizations. To the Knowledge of Vendor and
              -----------------------
Cenveo, there is no requirement of any Company to make any filing or registration with, give any notice to or obtain the consent of any Governmental Authority as a condition to the lawful completion of the transactions contemplated by this Agreement except for filings, notifications and consents that have not been obtained and where the failure to do so would not have a Material Adverse Effect.

         3.5  Financial Statements; Undisclosed Liabilities.
              ---------------------------------------------

              (a) The consolidated balance sheets of Supremex as of December 31, 2004 and 2005 (such balance sheet as of December 31, 2005, the "BALANCE SHEET"; December 31, 2005 is referred to as the "BALANCE SHEET DATE"), the consolidated statements of earnings and cash flows of Supremex for the years ended December 31, 2003, 2004 and 2005, together with the notes thereto and the unaudited balance sheet of Cenveo Canada as of December 31, 2005 (collectively, the "FINANCIAL STATEMENTS") present fairly, in all material respects, the consolidated financial position of Supremex or Cenveo Canada, as the case may be, as of the applicable dates, and the results of operations and cash flows of Supremex for the applicable periods in conformity with Canadian generally accepted accounting principles ("GAAP"), except as otherwise indicated in the Financial Statements.

              (b) Except as reflected, reserved against or otherwise disclosed in the Balance Sheet, as of the Balance Sheet Date, Supremex did not have any liabilities or obligations that would have been required to be reflected by it in the Balance Sheet in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

         3.6  Business Since the Balance Sheet Date. Except as
              -------------------------------------
contemplated by this Agreement, since the Balance Sheet Date, (x) the Companies have operated their business, taken as a whole, in the ordinary course, and (y) there has not been:

              (a) any Material Adverse Effect;

              (b) any acquisition of all or substantially all of the assets or properties or of the securities or business of any other Person by any Company or any merger, consolidation or amalgamation involving any Company;

              (c) through the date of this Agreement, any incurrence by any Company of any indebtedness for borrowed money or incurrence, assumption or guarantee of, or any other act to become responsible for, any obligations of any other Person, or making of loans or advances by any Company to any Person, other than in the ordinary course of business; or

              (d) any change in the financial or accounting practices or policies of any Company, except as required by Law or GAAP.

         3.7  Compliance with Law; Litigation; Injunctions. None of the
              --------------------------------------------
Companies is in violation of any Law, Permit or Order applicable to it and, since December 31, 2003, the Companies have conducted and currently are conducting the Business in compliance with all applicable Laws, except in each case for violations the existence of which and cost of remedying would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, (i) there is no action, suit or other judicial or administrative proceeding pending or, to the Knowledge of Vendor and Cenveo, overtly threatened against any Company, at law or in equity, before any Governmental Authority which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, and (ii) none of the Companies is a party to, or subject to or bound by, any Order which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Vendor and Cenveo, since December 31, 2003, none of the Companies has received any written notice of any alleged violation of any such Laws, except with respect to such violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         3.8  Material Contracts. Except for such breaches, defaults or
              ------------------
events as have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (a) none of the Companies nor, to the Knowledge of Vendor and Cenveo, any other party to any Material Contract is in breach of or default under any Material Contract and (b) no event has occurred which (after notice or lapse of time or both) would become a breach or default by any Company under any Material Contract.

         3.9  Employee Benefit Plans. With such exceptions as are not
              ----------------------
reasonably likely to have, individually or in the aggregate, a Material Adverse Effect: (a) each Company Plan has been established and administered substantially in accordance with its terms and in compliance with all applicable Laws; (b) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Vendor and Cenveo, threatened with respect to any Company Plan; and (c) no audit or, to the Knowledge of Vendor and Cenveo, investigation by any Governmental Authority is pending, or to the Knowledge of Vendor and Cenveo, threatened, with respect to any Company Plan.

         3.10 Employment-Related Matters. With such exceptions as are
              --------------------------
not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, (a) no employees of any Company are covered by a collective bargaining agreement, (b) there is no labor strike, organized work stoppage, lockout or other labor controversy presently pending or, to the Knowledge of Vendor and Cenveo, threatened against any Company, (c) to the Knowledge of Vendor and Cenveo, there is no union organization campaign relating to any employees of any Company, (d) there is no unfair labor practice charge or complaint against any Company pending or, to the Knowledge of Vendor and Cenveo, threatened before any Governmental Authority, (e) to the Knowledge of Vendor and Cenveo, no charges with respect to or relating to any employee of any Company are pending before any Governmental Authority responsible for the prevention of unlawful employment practices.

         3.11 Taxes. Except as provided for in the Financial Statements
              -----
or in the Final Closing Working Capital:

              (a) The Companies have prepared and duly and timely filed all Tax Returns required to be prepared or filed by them and have correctly and completely reported all income and information required to be reported thereon, have timely paid all Taxes that are or may become due and payable on or prior to the date hereof and have made adequate provision for Taxes in their Financial Statements for the period ended December 31, 2005.

              (b) Since December 31, 2005, the Companies have only incurred liabilities for Taxes in the ordinary course of business except as a result of the Pre-Closing Transactions to occur before the Closing.

              (c) There are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return or for the assessment or reassessment for collection of Tax for which any of the Companies is or may be liable, or for the payment of any Tax by the Companies, and there are no outstanding objections to any assessment or reassessment of Taxes. Any proposed deficiencies have been paid, settled or otherwise resolved.

              (d) There are no liabilities for Taxes or any grounds that could prompt an assessment or reassessment of the Companies nor have the Companies received any notice from any Governmental Authorities that an audit, investigation, assessment or reassessment of Taxes is proposed, excluding items set forth on Schedule 3.11.

              (e) The Companies have withheld from each payment made by them the amount of all Taxes and other deductions required to be withheld and has paid such amounts when due, or made adequate provision for the payment of such amounts to the proper Governmental Authorities.

              (f) The Companies have collected from each receipt from any of the past and present customers (or other Persons paying amounts to the Companies) the amount of all Taxes (including goods and services tax and provincial sales taxes) required to be collected and have paid and remitted such Taxes when due, in the form required under applicable Laws or made adequate provision for the payment of such amounts to the proper Governmental Authorities. The amount of Tax collected but not remitted by the Companies will be retained in the appropriate accounts and remitted by the Companies to the appropriate Governmental Authorities when due.

         3.12. Permits. With such exceptions as are not reasonably likely
              --------
to have, in the aggregate, a Material Adverse Effect, (a) all Permits that are presently required for the operation of any Company, as currently conducted, have been duly obtained and are in full force and effect and (b) there is no action pending or, to the Knowledge of Vendor and Cenveo, overtly threatened against any Company to terminate the rights of any Company under any of such Permits.

         3.13 Real Property.
              -------------

              (a) Schedule 3.13(a) lists the real property owned by each
                  ----------------
Company (the "OWNED REAL PROPERTIES"). Except as set forth on Schedule 3.13(a), no Company owns any real property. Each Company has good title to the Owned Real Properties owned by it, free and clear of any Liens other than Permitted Liens or any conditions that a current, accurate survey or physical inspection of any Owned Real Property would show. No Company has leased any Owned Real Property or portion thereof.

              (b) Schedule 3.13(b) lists all leases, subleases and
                  ----------------
licenses relating to any real property to which any Company is a party or pursuant to which any Company occupies any real property. Each Company has a valid and binding leasehold interest in the real property leased by it and the right to quiet enjoyment of such real property.

              (c) With such exceptions as are not reasonably likely to have, in the aggregate, a Material Adverse Effect, no Company has received written notice of, nor to the Knowledge of Vendor and Cenveo does there exist, any condemnation proceeding affecting any portion of the real properties owned, leased, subleased or licensed by any Company.

         3.14 Title; Condition of Assets.
              --------------------------

              (a) Each Company has good title to, or valid leasehold interests in, all of the assets that it purports to own or lease, free and clear of any Liens other than Permitted Liens.

              (b) The tangible personal property of the Companies is in all material respects in working condition, reasonable wear and tear and loss due to normal operations excepted.

         3.15 Intellectual Property. To the Knowledge of Vendor and
              ---------------------
Cenveo, the Companies own or have the right to use all Intellectual Property and all Technology used or held for use in the conduct of their respective businesses without any conflict with the rights of others, in each case with such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and subject to limitations contained in any applicable license agreement; provided, however, that no representation
                                  --------  -------
or warranty is made as to the extent to which ownership of or right to use any particular Intellectual Property or Technology includes the exclusive right to use such Intellectual Property or Technology.

         3.16 Insurance. Schedule 3.16 lists all material liability and
              ---------  -------------
casualty insurance policies in force as of the date of this Agreement for the benefit of any Company.

         3.17 Environmental Laws. With such exceptions as are set forth
              ------------------
on Schedule 3.17 or not reasonably likely to have, in the aggregate, a
   -------------
Material Adverse Effect:

              (a) each Company complies and, since December 31, 2003, has been in compliance with all applicable Environmental Laws;

              (b) no Company has any Knowledge of any grounds to revoke any of its Environmental Permits;

              (c) since December 31, 2003, no Company has been convicted of an offence or been subjected to any claim, judgment, Order, injunction or other proceeding or been fined or otherwise sentenced for non-compliance with any Environmental Laws in connection with the business of the Companies and have not settled any claim or other proceeding in connection therewith;

              (d) other than notices relating to matters that have been resolved, no Company has received written notice alleging that it may be potentially responsible for any remedial, corrective, preventative or other response action from any Governmental Authority under any Environmental Law;

              (e) there are no claims, written notices, judgments or consent decrees pending or threatened by any other Person relating to any Hazardous Substances against any of the Companies, including any relating to off-site disposal and/or transportation of Hazardous Substances in violation of any Environmental Laws;

              (f) no Company has assumed any liability of any Person for cleanup, remediation, removal, compliance or required capital expenditures in connection with any matters pertaining to the Environment;

              (g) each Company has provided or made available to Buyer true and complete copies of all Environmental Reports prepared within the last three years in Cenveo's possession or control; and

              (h) there are no underground storage tanks or surface impoundments that are located on real property currently owned or leased by any Company in violation of any Environmental Laws.

         3.18 Affiliated Transactions. As of the date of this Agreement,
              -----------------------
no Affiliate of any Company is a party to any agreement with any Company.

         3.19 Suppliers and Customers. Schedule 3.19 lists the names of
              -----------------------  -------------
the top 10 (based on invoice price) suppliers of products and/or services to, and customers of, the Companies during each of calendar year 2004 and 2005.

         3.20 Sufficiency of Assets. The assets owned by the Companies
              ---------------------
on the date of this Agreement are sufficient for them to operate the business conducted by them on substantially the same basis as heretofore conducted by them.

         3.21 Absence of Material Acquisitions. During the three years
              --------------------------------
prior to the date of this Agreement, none of the Companies has acquired the business or capital stock of any Person for an amount in excess of CDN$10,000,000.

         3.22 Relations With Auditors. Ernst & Young LLP are independent
              -----------------------
with respect to the Companies within the meaning of the applicable Laws relating to securities matters and of the Code of Ethics of Chartered Accountants of Quebec, and there has not been any disagreement (within the meaning of National Instrument 51-102 of the Canadian Securities Regulators) between the Companies and Ernst & Young LLP with respect to the financial statements of the Companies that appear in the Prospectus.

         3.23 Residency. None of the Companies, other than Buffalo
              ---------
Envelope Inc., is a non-resident of Canada for the purposes of the Tax Act.

         3.24 Certain Amounts. As of December 31, 2005, the aggregate
              ---------------
book value of the assets in Canada of the Companies, Cenveo and their respective Affiliates controlled by Cenveo was less than CDN$400 million, and during the fiscal year ended December 31, 2005, the aggregate gross revenues from sales in, to and from Canada of the Companies, Cenveo and their respective Affiliates controlled by Cenveo was less than CDN$400 million.

         3.25 Full Disclosure. The Prospectus (other than the sections
              ---------------
of the Prospectus entitled "Canadian Federal Income Tax Considerations," "Plan of Distribution," "Eligibility for Investment" and "Description of the Fund" and the information and statements provided in writing by the Underwriters specifically for use in the Prospectus as to which no representation or warranty is given) constitutes full, true and plain disclosure of all material facts relating to the Business and does not contain any misrepresentation (as defined in applicable Laws relating to securities matters).

         3.26 Minute Books. To the Knowledge of Vendor and Cenveo, the
              ------------
minute books of the Companies made available to counsel for Buyer constitute all the minute books in the Companies' possession.

         3.27 Exclusivity of Representations and Warranties. EXCEPT FOR
              ---------------------------------------------
THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 2 AND THIS ARTICLE 3, THE SHARES ARE BEING SOLD HEREUNDER ON A "WHERE IS AND AS IS" BASIS, AND NEITHER VENDOR NOR CENVEO MAKES ANY REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY

OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER IMPLIED WARRANTY CONCERNING THE SHARES, THE COMPANIES OR ANY OTHER MATTER WHATSOEVER. VENDOR AND CENVEO HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY VENDOR OR CENVEO OR ANY OTHER PERSON TO BUYER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OF ANY DOCUMENTATION OR OTHER INFORMATION IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                  ARTICLE 4
                                  ---------

                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

         Buyer hereby represents and warrants to Vendor and Cenveo as follows:

         4.1  Organization, Existence and Good Standing. Buyer is an
              -----------------------------------------
unincorporated open-ended trust duly formed and validly existing and in good standing under the laws of the Province of Quebec.

         4.2  Capacity; Authorization. Buyer has all requisite trust
              -----------------------
power and authority to execute, deliver and perform this Agreement and the Ancillary Instruments to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Instruments to which it is or at the Closing will be a party and the consummation by Buyer of the transactions contemplated hereby and thereby: (i) have been authorized by all necessary action on the part of Buyer; and (ii) in the case of clauses (B) and (C) with such exceptions as are not reasonably likely to have a material adverse effect on the ability of Buyer to perform its obligations hereunder: (A) do not and will not violate the declaration of trust of Buyer, as in effect from time to time; (B) or constitute a default under any contract to which it is a party or (C) violate any Law. This Agreement has been and, when executed and delivered at the Closing, the Ancillary Instruments to which Buyer is a party will be, duly executed and delivered by Buyer. This Agreement constitutes and, when executed and delivered at the Closing, the Ancillary Instruments to which Buyer is a party will constitute, the legal, valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         4.3  Financial Statements; Undisclosed Liabilities.
              ---------------------------------------------

              (a) The consolidated balance sheets of Buyer as of February 10, 2006 (such balance, the "BUYER'S BALANCE SHEET"; February 10, 2006 is referred to as the "BUYER'S BALANCE SHEET DATE"), together with the notes thereto have been prepared in accordance with the applicable books and records of Buyer and present fairly, in all material respects, the consolidated financial position of Buyer as of such date in conformity with GAAP.

              (b) Buyer has no assets or liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for assets, liabilities and obligations incurred as a result of the formation of Buyer or its execution and delivery of this Agreement or the Underwriting Agreement.

         4.4  The Trustees. The trustees of Buyer, acting in such
              ------------
capacity, have all necessary power and authority to administer, control and hold title to Buyer's assets and to execute its undertakings as described in the Prospectus.

         4.5  Capitalization. (a) Immediately prior to Closing and
              --------------
completion of the transactions described under the heading "Funding and Related Transactions - Closing Transactions" in the Prospectus, Buyer's authorized capital consists of an unlimited number of Units of which 10 Units are issued and outstanding as of the date hereof; (b) immediately following Closing, assuming the over-allotment option contemplated by the Underwriting Agreement has not been exercised, there will be 31,311,667 Units issued and outstanding; (c) except for such over-allotment option, no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an option or other agreement for the purchase from Buyer of any unissued Units or other securities of Buyer; and (d) immediately following Closing, Buyer will not hold interests in any other entity other than Supremex, Amalco, AcquisiCo and Buffalo Envelope Inc.

         4.6  Description of Securities. The description of the
              -------------------------
securities of Buyer, including the Units, in the Prospectus is, in all material respects, a true, complete and accurate description of the rights, privileges, restrictions, terms and conditions attaching to such securities.

         4.7  Voting of Securities. Except as contained in the
              --------------------
Registration Rights Agreement or the Amended and Restated Declaration of Trust, no agreement is currently in force or effect that, in any manner, affects the voting or control of any of the securities of Buyer and, at the Closing, no such agreement will be in force or effect.

         4.8  Issuance of Units. At the Closing, the Initial Vendor
              -----------------
Units will be validly created and will be duly authorized and issued as fully paid and non-assessable. At the time of the delivery of the Over-Allotment Vendor Units upon conversion, if any, of the Over-Allotment
Note in accordance with the terms thereof, such Over-Allotment Vendor Units will be validly created and will be duly authorized and issued as fully paid and non-assessable.

         4.9  Qualification. All documents have been filed, all
              -------------
requisite proceedings have been taken and all legal requirements have been fulfilled by Buyer to qualify the Vendor Units for distribution and sale to Vendor under the applicable laws of Canada and the laws of the provinces of Canada. All documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by Buyer to qualify the Vendor Units for distribution and sale by Vendor under the applicable laws of Canada and the laws of the provinces of Canada, provided, that the
                                                   --------
distribution and sale by Vendor thereof is not a "control distribution" as such term is defined in Section 1.1 of NI 45-102.

         4.10 Approval for Trading. The Vendor Units have been
              --------------------
conditionally approved for trading on the TSX, subject to satisfaction of the listing conditions set forth in the conditional approval letter of the TSX dated March 16, 2006.

         4.11 Transaction Expenses. Except as set forth on Schedule 4.11,
              --------------------                         -------------
neither Supremex, nor Cenveo Canada nor any of their respective Subsidiaries has paid, and none of them shall, prior to the consummation of the Closing pay, any costs or expenses incurred in connection with any of the transactions contemplated by this Agreement ("TRANSACTION EXPENSES").

                                  ARTICLE 5
                                  ---------

                                  COVENANTS
                                  ---------

         5.1  Access. At the reasonable request of Buyer, and upon
              ------
reasonable advance notice, Vendor shall from time to time prior to the Closing give or cause to be given to the officers, employees, accountants, counsel, lenders and their agents and representatives, potential lenders and their agents and representatives and other authorized representatives of Buyer (collectively, "BUYER'S REPRESENTATIVES") full access during normal business hours to any and all premises, properties, files, books, records, documents and other information of the Companies. Notwithstanding the foregoing, Buyer shall not have access to personnel records of the Companies relating to individual performance or evaluation records, medical histories or other information that in Vendor's good faith opinion is sensitive or the disclosure of which could subject Cenveo, Vendor or the Companies to risk of liability. Buyer shall, and Buyer shall cause Buyer's Representatives to, conduct its (or their) investigation in a manner designed to avoid any unreasonable interference with the operations of the Companies.

         5.2  Notice of Proceedings; Agreement to Defend.
              ------------------------------------------

              (a) Each party to this Agreement will notify the other promptly in writing upon (i) such party's becoming aware of any Order or judgment restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby or any complaint or overtly threatened complaint seeking such an Order or judgment or (ii) such party's receiving any notice from any Governmental Authority of its intention (A) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or the transactions contemplated hereby or (B) to nullify or render ineffective this Agreement or such transactions if consummated.

              (b) In the event any Person brings a suit or claim, or commences an action, investigation or other proceeding, which challenges the validity or legality of this Agreement or the transactions contemplated by this Agreement or any instrument or document contemplated hereby, the parties hereto agree to consult and to cooperate with each other and use reasonable best efforts to defend against such suit, claim, action, investigation or other proceeding and, in the event an injunction or other Order is issued in connection with any of the foregoing, to use reasonable best efforts to have such injunction lifted or such Order set aside so that the transactions contemplated by this Agreement and the instruments and documents contemplated hereby may proceed.

         5.3  Consummation of Agreement. Each party hereto shall use
              -------------------------
reasonable best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and the Ancillary Instruments to which it is a party, and to cause the transactions contemplated hereby and thereby to be fully carried out.

         5.4  Consummation of the Pre-Closing Transactions. Prior to the
              --------------------------------------------
consummation of the Closing each party to this Agreement will cause the Pre-Closing Transactions for which it is responsible (it is understood and agreed that the Pre-Closing Transactions for which a party is responsible shall be those Pre-Closing Transactions that are required to be performed by such party) to occur.

         5.5  Consummation of the Post-Closing Transactions. Immediately
              ---------------------------------------------
following the consummation of the Closing, each party to this Agreement will cause the Post-Closing Transactions for which it or any of its subsidiaries is responsible (it is understood and agreed that the Post-Closing Transactions for which a party is responsible shall be those Post-Closing Transactions that are required to be performed by such party) to occur. Each party to this Agreement shall carry out and perform its respective obligations with respect to each item set forth under "Other Post-Closing Adjustment" in Exhibit B-2 hereto.

         5.6  Announcements. Prior to the consummation of the Closing,
              -------------
no party hereto will (and each such party will cause the Affiliates controlled by it not to) issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other parties, except as and to the extent that such party or any of its Affiliates determines in good faith that it is so obligated by Law, in which case such party shall give notice to the other parties in advance of such party's or its Affiliate's intent to make such announcement or issue such press release and the parties hereto shall use reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

         5.7  Funding of Pension Plan Deficits; Payment of Intercompany
              ---------------------------------------------------------
Payables. Prior to the Amalgamation, Cenveo will make a CDN$10,000,000 cash
--------
capital contribution to Supremex in respect of its pension plan funding deficit in the following sequence: first a subscription in such amount for shares of Cenveo Canada, then a subscription in such amount utilizing all such cash by Cenveo Canada for shares of Supremex, and then a capital contribution in such amount utilizing all such cash by Supremex to such plan. After the Amalgamation and prior to the Closing, Cenveo will make an additional CDN$3,757,000 cash capital contribution to Amalco in respect of its pension plan funding deficit in the same such sequence. Cenveo and Amalco, as the case may be, shall pay off or cause to be paid off or otherwise cancelled at the Closing all intercompany payables (other than Intercompany Payables) owed to or by Supremex or any of its Subsidiaries to Cenveo or any of its Subsidiaries (other than Supremex or any of its Subsidiaries).

         5.8  Books and Records.
              -----------------

              (a) For a period of six years after the Closing Date,
Buyer shall maintain and make available to Vendor and Cenveo the books and records of the Companies for inspection and copying at the expense of Vendor and Cenveo, provided, that there is no mark-up of the actual direct
            --------
out-of-pocket cost thereof.

              (b) For a period of six years after the Closing Date, Vendor and Cenveo shall maintain and make available to Buyer the books and records of the Companies for inspection and copying at the expense of Vendor and Cenveo, provided, that there is no mark-up of the actual direct out-of-pocket cost thereof.

         5.9  Amounts Collected and Paid Post-Closing.
              ---------------------------------------

              (a) After consummation of the Closing, Buyer shall promptly (and in any event, with respect to each amount collected, not later than the last day of the month after the month in which such amount was collected) pay to Vendor, Cenveo or any of their respective Subsidiaries (as applicable) all amounts collected by Buyer or Amalco or any of their respective Subsidiaries that belong to Vendor, Cenveo or any of their respective Subsidiaries.

              (b) After consummation of the Closing, Vendor and Cenveo shall promptly (and in any event, with respect to each amount collected, not later than the last day of the month after the month in which such amount was collected) pay to Buyer, Amalco or any of their respective Subsidiaries (as applicable) all amounts collected by Vendor, Cenveo or any of their respective Subsidiaries that belong to Buyer, Amalco or any of their respective Subsidiaries.

         5.10 Confidentiality. Cenveo and Vendor shall maintain the
              ---------------
confidentiality of any confidential information relating to the inquiries by the Competition Bureau expressly described in the Prospectus under the caption "Legal Proceedings" but only insofar as they relate to conduct that occurred prior to the Closing; provided, however, that this Section 5.10
                               --------  -------
shall not restrict: (i) any disclosure required by applicable Law or any securities exchange; (ii) any disclosure on a confidential basis to the advisors or representatives of Cenveo or Vendor; or (iii) any disclosure of information that: (A) is publicly available as of the date of this Agreement; (B) after the date of this Agreement, becomes publicly available through no fault of the disclosing party; or (C) is received by Vendor or Cenveo from a third party not, to the knowledge of Vendor or Cenveo, subject to any obligation of confidentiality with respect to such information.

         5.11 Cooperation. Buyer, Cenveo and Vendor shall cooperate with
              -----------
one another in preparing and filing any necessary reports or other documents with the U.S. Securities and Exchange Commission in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE 6
                                  ---------

                CONDITIONS TO THE OBLIGATIONS OF THE PARTIES
                --------------------------------------------

         The obligations of the parties under this Agreement to effect the Closing are subject to the satisfaction of each of the following conditions prior to or at the Closing, each of which may be waived (as conditions to their obligations) by the each party in its sole discretion:

         6.1  Completion of the Offering. Buyer shall have sold the
              --------------------------
Units to the Underwriters pursuant to the Underwriting Agreement.

         6.2  Consent; Release of Liens. The lenders under Cenveo's
              -------------------------
existing revolving credit facility shall have consented to the transactions contemplated by this Agreement and all Liens on the assets and shares of Cenveo Canada and Supremex and the Subsidiaries of Supremex securing such facility shall be released and discharged simultaneously with the consummation of the Closing.

         6.3  Term Facility. The Term Facility (as defined in the
              -------------
Prospectus) shall have been made available to Amalco.

                                  ARTICLE 7
                                  ---------

                          SURVIVAL; INDEMNIFICATION
                          -------------------------

         7.1  Survival.
              --------

              (a) All representations, warranties, covenants and agreements contained in this Agreement shall survive (and not be affected in any respect by) the Closing indefinitely and any investigation conducted by any party hereto. Notwithstanding the foregoing:

                  (i) the covenants and agreements contained in Sections 5.1 (Access; Confidentiality), 5.2 (Notice of Proceedings; Agreement to Defend), 5.3 (Consummation of Agreement), 5.4 (Consummation of the Pre-Closing Transactions), 5.6 (Announcements) and 5.7 (Funding of Pension Plan Deficits) and the related indemnity obligations contained in the applicable subsection of Section 7.2 shall terminate as of the consummation of the Closing;

                  (ii) the covenants and agreements contained in Section 5.5 (Consummation of the Post-Closing Transactions) and the related indemnity obligations contained in the applicable subsection of
         Section 7.2 shall terminate on, and no claim or action with respect thereto may be brought after the consummation of all of the Post-Closing Transactions;

                  (iii) the covenants and agreements contained in Section 7.2(a)(iii) shall terminate on, and no claim or action with respect thereto may be brought after, the date that is 30 months after the Closing Date;

                  (iv) the covenants and agreements contained in Section 7.2(a)(iv) and (vi) shall survive indefinitely;

                  (v) the representations and warranties contained in this Agreement and the related indemnity obligations for the inaccuracy thereof set forth in the applicable subsection of Section 7.2 shall terminate on, and no claim or action with respect thereto may be brought after, the date that is 18 months after the Closing Date, except that:

                           (A) the representations and warranties contained
                  in Section 3.17 (Environmental Laws) and the related indemnity obligations for the inaccuracy thereof contained in the applicable subsection of Section 7.2 shall survive until the date that is 30 months after the Closing Date;

                           (B) the representations and warranties contained
                  in Section 3.11 (Taxes) and the related indemnity obligations for the inaccuracy thereof contained in the applicable subsection of Section 7.2 shall survive until the later of the date that is 24 months after the Closing Date and 90 days following the date on which the relevant Governmental Authorities are no longer able to assess liability with respect to the period in question; and

                           (C) the representations and warranties contained
                  in Section 3.25 (Full Disclosure) and the related indemnity obligations for the inaccuracy thereof contained in the applicable subsection of Section 7.2 shall survive until the date that is three years and 90 days after the Closing Date (i.e., the date on which the Fund is no longer liable for a misrepresentation under the Prospectus (as defined in the Underwriting Agreement) pursuant to applicable Canadian securities laws); and

                           (D) the representations and warranties contained
                  in Sections 2.1 (Organization, Existence and Good Standing), 2.2 (Capacity; Authorization), 2.3 (Ownership of Shares), 3.1 (Organization, Existence and Good Standing), 3.2 (Capitalization), 4.1 (Organization, Existence and Good Standing), 4.2 (Capacity; Authorization) and 4.4 through 4.9 and 4.11 and the related indemnity obligations for the inaccuracy thereof contained in the applicable subsection of Section 7.2 shall survive indefinitely (it is understood and agreed that the limitations contained in Section 2.4 (Exclusivity of Representations and Warranties) and 3.27 (Exclusivity of Representations and Warranties) and the related limitation on the indemnity obligations with respect thereto shall also survive indefinitely);

                  (vi) the covenants and agreements contained in Section 7.2(a)(v) and (vii) shall survive until the later of the date that is 24 months after the Closing Date and 90 days after the expiration of the applicable statute of limitations;

                  (vii) the covenants and agreements contained in Section
         5.8 (books and records) and the related indemnity obligations for breaches thereof contained in the applicable subsection of Section
         7.2 shall terminate on, and no claim or action with respect thereto may be brought after the sixth anniversary of the Closing Date;

                  (viii) the covenants and agreements contained in Section
         5.9 (Amounts Collected and Paid Post-Closing) and the related indemnity obligations for breaches thereof contained in the applicable subsection of Section 7.2 shall survive indefinitely; and

                  (ix) nothing in this Section 7.1 shall limit the ability of a party to this Agreement to bring a claim for fraud.

              (b) The representations, warranties and covenants that terminate pursuant to this Section 7.1, and the liability of any party hereto with respect thereto pursuant to this

Article 7, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnifying Party has been given written notice from the Indemnified Party setting forth the facts upon which the claim for indemnification is based and a reasonable estimate of the amount of the claims prior to the expiration of the applicable survival period based on information available at that time.

         7.2  Indemnification.
              ---------------

              (a) Vendor and Cenveo hereby jointly and severally
(solidarily) agree to indemnify and hold harmless Buyer from, and to reimburse Buyer for, on a Net After-Tax Basis, any Losses that are the direct result of:

                  (i) the inaccuracy of any representation or warranty of Vendor or Cenveo contained in Article 2 or 3 of this Agreement;

                  (ii) the breach by Vendor or Cenveo of, or failure by Vendor or Cenveo to perform, any of their respective covenants or agreements contained in this Agreement;

                  (iii) the existing and potential inquiries by the Competition Bureau referred to in the Prospectus under the caption "Legal Proceedings" but only insofar as they relate to conduct that occurred prior to the Closing;

                  (iv) the environmental liabilities and costs relating to the Omemee Ontario property to be sold by Supremex to an Affiliate of Cenveo in connection with the Pre-Closing Transactions;

                  (v) (A) the third party accrued liability reflected in the Financial Statements and more particularly described in note 7 therein, (B) any other liabilities relating to Cenveo Canada but only to the extent arising prior to the Amalgamation (irrespective of when asserted); (C) the tax deductibility of intercompany management fees in respect of periods prior to the Closing between Supremex, on the one hand, and Cenveo and its non-Canadian Affiliates, on the other hand, that have been or will be claimed as deductible by Supremex in Tax Returns prepared on a basis consistent with its Tax Returns filed prior to the Closing and (D) any withholding Taxes, including gross up and indemnity obligations under contracts with respect to withholding Taxes imposed with respect to payments made by the Companies prior to the Closing; provided, however, that this Section 7.2(a)(v) shall be void and of
         --------  -------
         no force or effect if Buyer or any of its Affiliates (including any Company) or any of their respective agents or representatives shall initiate communications with any Governmental Authority regarding any of the foregoing;

                  (vi) the environmental liabilities and costs relating to the LaSalle property and disclosed on Schedule 3.17; and

                  (vii) any net Tax liability resulting from the sale of assets formerly owned by Cenveo Canada as part of the Pre-Closing Transactions.

              Notwithstanding anything contained in this Agreement to the contrary:

                  (u) Vendor and Cenveo shall not be responsible for any Losses under Sections 7.2(a)(i) or (ii) with respect to an individual matter or series of related matters until the cumulative aggregate amount of such Losses (calculated on a Net After-Tax Basis but excluding any such Losses to the extent recovered by Buyer or any of its Affiliates, including the Companies, pursuant to Section 7.3(f) hereof) exceeds CDN$50,000 (the "MINI-BASKET AMOUNT"), in which case the amount of such Losses (calculated on a Net After-Tax Basis) shall then count towards, or be included in, the Basket Amount;

                  (v) subject to the preceding clause (u), Vendor and Cenveo shall not be responsible for any Losses under Sections 7.2(a)(i) or
         (ii) until the cumulative aggregate amount of such Losses (calculated on a Net After-Tax Basis but excluding any such Losses to the extent recovered by Buyer pursuant to Section 7.3(f) hereof) exceeds CDN$1,000,000 (the "BASKET AMOUNT"), in which case Vendor and Cenveo shall then be liable only for such Losses (calculated on a Net After-Tax Basis) in excess of CDN$500,000;

                  (w) Vendor and Cenveo shall not be responsible for any Losses under Sections 7.2(a)(v)(A) or (B) or 7.2(a)(vii) with respect to an individual matter or series of related matters until the cumulative aggregate amount of such Losses (calculated on a Net After-Tax Basis but excluding any such Losses to the extent recovered by Buyer pursuant to by Section 7.3(f) hereof) exceeds CDN$50,000 (the "CENVEO CANADA BASKET AMOUNT"), in which case Vendor and Cenveo shall then be liable only for such Losses (calculated on a Net After-Tax Basis but excluding any such Losses to the extent recovered by Buyer pursuant to by Section 7.3(f) hereof) in excess of CDN$25,000;

                  (x) the cumulative aggregate indemnity obligation of Vendor and Cenveo under this Section 7.2(a) shall in no event exceed one-half of the sum of (A) the original principal amount of the Initial Notes, plus (B) the remaining balance of the Supremex
                            ----
         Loan Payable (as defined in Exhibit B-1) that is repaid in the
                                     -----------
         Post-Closing Transactions, plus (C) if and only if the
                                    ----
         over-allotment option contemplated by the Underwriting Agreement has been exercised, the net cash proceeds actually received by Vendor from Buyer upon repayment of the Over-Allotment Note;

                  (y) Vendor and Cenveo shall in no event have any indemnity obligation under Section 7.2(a), other than Sections 7.2(a)(iii),
         (iv), (v), (vi) and (vii), if in a public offering of securities they would be able to establish a due diligence defense (of the nature provided under Canadian law) to a claim by a third party relating to matters within the scope of such indemnity obligation, except with respect to any claim based on the representations and warranties contained in Sections 2.1, 2.2 (other than clause
         (ii)(B) thereof), 2.3, 3.1 and 3.2(a); and

                  (z) Buyer shall not be entitled to indemnification under this Section 7.2(a) for any Losses to the extent a reserve with respect to such Loss is included in the calculation or determination of Final Closing Working Capital.

              (b) Buyer hereby agrees to indemnify and hold harmless Vendor and Cenveo from, and to reimburse Vendor and Cenveo for, on a Net After-Tax
Basis, any Losses, that are the direct result of:

                           (i) the inaccuracy of any representation or
                  warranty of Buyer contained in Article 4 of this Agreement; or

                           (ii) the breach by Buyer of, or failure by Buyer
                  to perform, any of its covenants or agreements contained in this Agreement.

         7.3  Indemnification Procedures.
              --------------------------

              (a) As promptly as practicable, and in any event within 30 days, after Buyer, Vendor or Cenveo shall receive any notice of, or otherwise become aware of, the commencement of any Action, the assertion of any claim, the occurrence of any event, the existence of any fact or circumstance, or the incurrence of any Loss, for which indemnification is provided for by Section 7.2(a) or (b) hereof (an "INDEMNIFICATION EVENT"), the party entitled to such indemnification (an "INDEMNIFIED PARTY") shall give written notice (an "INDEMNIFICATION CLAIM") to the party from which such indemnification is (or, under such assumption, could be) sought (an "INDEMNIFYING PARTY") describing in reasonable detail the Indemnification Event and the basis on which indemnification is sought. If the Indemnifying Party is not so notified by the Indemnified Party within 30 days after the date of the receipt by the Indemnified Party or any of its Affiliates of notice of, or of the Indemnified Party or any of its Affiliates otherwise becoming aware of, any particular Indemnification Event, the Indemnifying Party shall be relieved of all liability hereunder in respect of such Indemnification Event (or the facts or circumstances giving rise thereto) to the extent that such Indemnifying Party is prejudiced or harmed as a consequence of such failure (and, to such extent, all Losses resulting from such Indemnification Event shall thereafter be disregarded for purposes of determining whether the Basket Amount, the Mini-Basket Amount or the Cenveo Canada Basket Amount has been exceeded), and in any event the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party was overdue in giving, and had not given, such notice.

              (b) If any Indemnification Event involves the claim of a
third party (a "THIRD-PARTY CLAIM"), the Indemnifying Party shall (whether or not the Indemnified Party is entitled to claim indemnification under
Section 7.2(a) or (b), as the case may be) be entitled to, and the Indemnified Party shall provide the Indemnifying Party with the right to, participate in, and assume sole control over, the defense and settlement of such Third-Party Claim (with counsel reasonably satisfactory to the Indemnified Party); provided, however, that: (i) except in the case of
                    --------  -------
claims relating to Taxes (other than any such claims that could affect the liability of the Companies for Taxes that are not indemnified hereunder), the Indemnified Party shall be entitled to participate in the defense of such Third-Party Claim and to employ counsel at its own expense to assist in the handling of such Third-Party Claim; and (ii) except in the case of claims relating to Taxes (other than any such claims that could affect the liability of the Companies for Taxes that are not indemnified hereunder), the Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which approval shall not be unreasonably withheld, conditioned or delayed, before entering into any settlement of such Third-Party Claim or ceasing to defend against such Third-Party Claim if: (x) as a result of such settlement or ceasing to defend, injunctive or other equitable relief would be imposed against the Indemnified Party; or (y) in the case of a settlement, the Indemnified Party would not thereby receive from the claimant an unconditional release from all further liability in respect of such Third-Party Claim, or (z) such settlement would affect the liability of the Companies for Taxes that are not indemnified hereunder. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Third-Party Claim, the Indemnifying Party shall not be liable hereunder to indemnify any Person for any Legal Expenses subsequently incurred in connection therewith. If the Indemnifying Party does not assume sole control over the defense or settlement of such Third-Party Claim as provided in this Section 7.3(b) within a reasonable period of time, or, after assuming such control, fails to defend against such Third-Party Claim (it being agreed that settlement of such Third-Party Claim does not constitute such a failure to defend), the Indemnified Party shall have the right (as to itself) to defend and, upon obtaining the written consent of the Indemnifying Party, settle the claim in such manner as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with (and to the extent provided for (subject to, and not disregarding, the last paragraph of Section 7.2(a)) in) Section 7.2(a) or (b), as appropriate. The Indemnifying Party shall not be liable under Section 7.2(a) for any settlement or compromise effected without its consent.

              (c) The Indemnified Party and the Indemnifying Party shall each cooperate fully (and shall each cause its Affiliates to cooperate fully) with the other in the defense of any Third-Party Claim pursuant to
Section 7.3(b). Without limiting the generality of the foregoing, each such Person shall furnish the other such Person (at the expense of the Indemnifying Party) with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the other Person for the purpose of defending against any such Third-Party Claim.

              (d) Upon payment of any amount pursuant to any Indemnification Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all of the Indemnified Party's rights of recovery (and, if Vendor or Cenveo are the Indemnifying Party, the Indemnified Party shall cause Vendor and Cenveo to be subrogated to all of Buyer's and the Companies' rights of recovery) against any third party with respect to the matters to which such Indemnification Claim relates.

              (e) Except as expressly provided in the Nonsolicitation Agreement, the Supply Agreement, the Registration Rights Agreement, the Declaration of Trust and the other Ancillary Instruments, the rights and remedies of Buyer, Vendor and Cenveo under this Article 8 are exclusive and in lieu of any and all other rights and remedies which Buyer, Vendor or Cenveo, as the case may be, may have against the other, under this Agreement or otherwise. All claims for indemnification must be asserted, if at all, in good faith and in accordance with the provisions of Section 7.3(a) and, to the extent applicable to such claims, within the relevant time period set forth in Section 7.1(a).

              (f) Where an Indemnified Party is at any time entitled to recover from some other Person (including an insurer) any sums in respect of any matter giving rise to a claim under this Agreement, such Indemnified Party shall take all reasonable steps to enforce such recovery prior to taking action against an Indemnifying Party and, in the event the Indemnified Party recovers any amount from such other Person, the amount of the claim against the Indemnifying Parties shall be reduced by the amounts recovered or if an indemnity payment has already been made to the Indemnified Party prior to the Indemnified Party recovering any such sum, such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to such sum, less any expense incurred by such Indemnified Party in connection with the recovery of such sum, but in no event shall any such payment exceed the amount of such indemnity payment.

              (g) As a condition to its right to indemnification hereunder, Buyer and its Affiliates (including, following the Closing, the Companies) (i) shall not, without the consent of Vendor and Cenveo, file any Tax Return (including any amended Tax Return) or take any position with any Governmental Authority which would result in any Tax liability for which Vendor and Cenveo are required to indemnify Buyer pursuant to Section 7.2 and (ii) shall take any actions reasonably requested by Vendor and Cenveo to avoid such liability.

              (h) Any payment made by Buyer, Vendor or Cenveo pursuant to this
Article 7 shall be deemed an adjustment to the Purchase Price.


                                  ARTICLE 8
                                  ---------

                                 TERMINATION
                                 -----------

         8.1  Termination of Agreement. This Agreement may be terminated at
              ------------------------
any time on or prior to the Closing:

                  (i) by the mutual consent of Vendor, Cenveo and Buyer;

                  (ii) by Buyer, on the one hand, or Vendor and Cenveo, on the other hand, at any time following termination of the Underwriting Agreement or at any time if the Closing has not occurred by April 29, 2006; or

                  (iii) by Buyer, on the one hand, or Vendor and Cenveo, on the other hand, if any court or Governmental Authority of competent jurisdiction in the United States shall have issued an Order, or taken any other action, permanently prohibiting the transactions contemplated by this Agreement, and such Order, or other action, shall have become final and non-appealable.

If Buyer or Vendor and Cenveo shall terminate this Agreement pursuant to the foregoing provisions of this Section 8.1, such termination shall be effected by written notice to the other party or parties specifying the provision pursuant to which such termination is made.

         8.2  Liabilities Upon Termination. In the event of termination
              ----------------------------
of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating party or parties to the other parties, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto and no party (Vendor and Cenveo, on the one hand, and Buyer, on the other hand) shall thereafter be liable to the other hereunder.

                                  ARTICLE 9
                                  ---------

                             GENERAL PROVISIONS
                             ------------------

         9.1  Expenses. Buyer shall bear all of the expenses incurred by
              --------
the parties in connection with the transactions contemplated by this Agreement, including accounting and legal fees or any stamp or transfer Taxes incurred in connection herewith, provided that Buyer shall not pay any such expenses at or prior to the consummation of the Closing or reserve any such expenses for payment after the consummation of the Closing without the prior written approval of Vendor and Cenveo.

         9.2  Notices. Any notice or other communication required or
              -------
permitted to be given hereunder or (except to the extent expressly set forth therein) any Ancillary Instrument will be in writing and shall be delivered via an overnight courier such as Federal Express or delivered against receipt (including by confirmed facsimile transmission), as follows:

              (a) If to Vendor or Cenveo:

                  Cenveo, Inc.
                  One Canterbury Green
                  201 Broad Street, 6th Floor
                  Stamford, CT  06901
                  Fax No: 203-595-3071
                  Attention:  General Counsel

                  with a copy to:

                  Hughes Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, NY  10004
                  Fax No:  (212) 422-4726
                  Attention:  Kenneth A. Lefkowitz

              (b) If to Buyer:

                  7213 Cordner
                  Lasalle, Quebec, Canada H8N 2J7
                  Fax No:  (514) 595-3092
                  Attention:  Gilles Cyr, President

                  with a copy to:

                  Stikeman Elliott LLP
                  1155 Rene-Levesque Blvd. West
                  Suite 4000
                  Montreal, Quebec
                  H3B 3V2
                  Fax No:  (514) 397-3222
                  Attention: Franziska Ruf
or to such other address as the party may have furnished in writing in accordance with the provisions of this Section. Any notice or other communication shall be deemed to have been given, made and received upon receipt. Either party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

         9.3  Governing Law.
              -------------

              (a) Except where and only to the extent that specific provisions of Canadian law are expressly made applicable by some other Section of this Agreement, this Agreement and (except to the extent expressly set forth therein) each Ancillary Instrument shall be governed by, and construed in accordance with, the laws of the State of New York.

              (b) Except as and to the extent provided in the penultimate sentence of Section 1.5(d), any controversy or claim arising out of or relating to this Agreement or (except to the extent as otherwise expressly set forth therein) the Ancillary Instruments, or otherwise, including any controversy or claim involving the parent company, subsidiaries, or affiliates under common control of any party (a "DISPUTE"), shall be resolved by arbitration in accordance with the International Arbitration Rules of the International Centre for Dispute Resolution ("ICDR RULES"). The arbitration shall be conducted in the English language in Montreal, Quebec, Canada, by three arbitrators, one named by each party and the third appointed in accordance with the ICDR Rules. The award of the arbitrators may be entered in any court of competent jurisdiction. The arbitrators, by accepting appointment, must undertake to exert their best efforts to conduct the process so as to issue an award within nine months of the appointment of the last arbitrator. Any party may seek emergency, interim or provisional relief prior to the appointment of a full arbitral tribunal from any court of competent jurisdiction, without waiver of this agreement to arbitrate. The arbitral tribunal shall be guided, but not bound, in ruling on the exchange and taking of evidence by the IBA Rules on the Taking of Evidence in International Commercial Arbitration. The arbitral tribunal may award the costs and expenses of the arbitration as provided in the ICDR Rules, but each party shall bear its own attorneys fees.

              (c) Buyer has appointed Stikeman Elliott LLP as its authorized agent ("BUYER'S AUTHORIZED AGENT") upon whom process may be served in any Action arising out of or relating to this Agreement. Such appointment is irrevocable, except that Buyer may at any time or from time to time appoint a successor authorized agent by giving Cenveo and Vendor written notice of same (which such notice shall contain the representations, warranties and agreements of Buyer set forth in the last two sentences of this Section 9.3(c)). Buyer represents and warrants that Buyer's Authorized Agent has agreed to act as agent for service of process and has agreed to take all action, including the filing of all documents and instruments, that may be necessary, appropriate or desirable in order to continue such appointment in full force and effect as aforesaid. Service of process upon Buyer's Authorized Agent shall be deemed in every respect to constitute effective service of process upon Buyer.

              (d) Each of Cenveo and Vendor has appointed Stikeman
Elliott LLP as its authorized agent ("CENVEO'S AND VENDOR'S AUTHORIZED AGENT") upon whom process may be served in any Action arising out of or relating to this Agreement. Such appointment is irrevocable, except that Vendor or Cenveo may at any time or from time to time appoint a successor authorized agent by giving Buyer written notice of same (which such notice shall contain the representations, warranties and agreements of Cenveo or Vendor, as the case may be, set forth in the last two sentences of this Section 9.3(d)). Each of Cenveo and Vendor represents and warrants that Cenveo's and Vendor's Authorized Agent has agreed to act as agent for service of process and has agreed to take all action, including the filing of all documents and instruments, that may be necessary, appropriate or desirable in order to continue such appointment in full force and effect as aforesaid. Service of process upon Cenveo's and Vendor's Authorized Agent shall be deemed in every respect to constitute effective service of process upon Cenveo and Buyer, as the case may be.

         9.4  Counterparts. This Agreement may be executed in two or
              ------------
more counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.

         9.5  Headings; Schedules; Exhibits. The headings, subheadings
              -----------------------------
and captions in this Agreement and in any Schedule hereto are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement. References in this Agreement to particular Sections, Articles or Schedules are references to particular Sections, Articles or Schedules as the case may be, of or to this Agreement. All definitions of terms contained in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined, unless otherwise indicated. Any information disclosed in any Schedule or in the Prospectus shall be deemed fully disclosed for the purposes of all of the Schedules and shall be deemed to qualify all representations and warranties of Vendor and Cenveo. Neither the specification (directly or indirectly by reference to a defined term hereof) of any dollar amount in the representations and warranties set forth in Article 2, 3 or 4 or the indemnification provisions of Article 7 nor the inclusion of any items in the Schedules shall be deemed to constitute an admission by Vendor, Cenveo or Buyer, or otherwise imply, that any such amount or such items so included are material for the purposes of this Agreement. The inclusion of, or reference to, any item within any particular Schedule does not constitute an admission by Vendor, Cenveo or Buyer that such item meets any or all of the criteria set forth in this Agreement for inclusion on such Schedule.

         9.6  Entire Agreement. This Agreement and the other Ancillary
              ----------------
Instruments contain the entire agreement among the parties hereto with respect to their subject matter and supersede all negotiations, prior discussions, agreements, arrangements, and understandings, written or oral, relating to the subject matter of this Agreement and there are no other covenants, provisions, agreements, representations or warranties, whether written or oral, among the parties hereto with respect to such subject matter.

         9.7  Third-Party Beneficiaries. This Agreement is not intended
              -------------------------
to confer any rights or remedies upon any Person other than the parties hereto and their assigns expressly permitted pursuant to Section 9.8.

         9.8  Assignment. This Agreement and all of the provisions
              ----------
hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party which shall not be unreasonably withheld; provided, however, that: (i)
                                                --------  -------
Vendor or Cenveo, upon notice to Buyer, and Buyer, upon notice to Vendor and Cenveo, or in each case their respective successors and permitted assigns, may assign this Agreement (A) to an Affiliate of any such Person or (B) to any Person that acquires all or substantially all the assets of either of them; provided that clause (B) shall not apply to any proposed assignment by
      --------
Buyer to a Person who is or may be, or whose parent company, Subsidiaries or Affiliates is or may be, directly or indirectly, a competitor of Vendor, Cenveo or any Affiliate of either of them; (ii) Buyer, upon notice to Vendor and Cenveo, and Vendor or Cenveo, upon notice to Buyer, or in each case their respective successors and permitted assigns, may: (A) assign its rights under this Agreement to one of its Subsidiaries; and (B) collaterally assign or grant security in its rights under this Agreement to one or more financial institutions (or any person acting on behalf thereof) lending monies to it or any of its Subsidiaries; provided that no such notice shall
                                         --------
be required with respect to Liens granted as of the Closing Date in favor of the lender(s) under the New Credit Facilities (as defined in the Prospectus); and (iii) Vendor and its permitted assigns pursuant to this
Section 9.8, upon notice to Buyer, may from time to time assign its rights under Sections 4.1, 4.2 and 4.6 through 4.10 to a transferee of Units acquired by Vendor from Buyer hereunder.

         9.9  Severability. If any one or more of the provisions of this
              ------------
Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby and the parties will use all reasonable efforts to substitute one or more valid, legal and enforceable provisions which, insofar as practicable, implement the purposes and intents hereof. To the extent permitted by applicable law, each party waives any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         9.10 Amendments; Waiver. This Agreement may not be amended or
              ------------------
modified except by written agreement of the parties. No breach of any covenant, agreement, representation or warranty made herein shall be deemed waived unless expressly waived in writing by the party who might assert such breach.

         9.11 Interpretation; Absence of Presumption. With regard to
              --------------------------------------
each and every term and condition of this Agreement and the Ancillary Instruments, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

                    [The next page is the signature page]

         The parties have caused this Acquisition Agreement to be duly executed as of the date first written above.

                                 CENVEO, INC.


                                 By:  /s/ Sean S. Sullivan
                                     -------------------------------
                                     Name:  Sean S. Sullivan
                                     Title:  CFO


                                 CENVEO CORPORATION


                                 By:  /s/ Sean S. Sullivan
                                     -------------------------------
                                     Name:  Sean S. Sullivan
                                     Title:  CFO


                                 SUPREMEX INCOME FUND


                                 By:  /s/ Gilles Cyr
                                     -----------------------------
                                     Name:  Gilles Cyr
                                     Title:  Trustee

                                                                   EXHIBIT A
                                                                   ---------


                            CERTAIN DEFINED TERMS

         1. For purposes of the Agreement to which this Exhibit A is
                                                        ---------
attached, the following terms shall have the respective meanings specified below.

         "ACCOUNTING FIRM" means PricewaterhouseCoopers LLP.

         "ACQUISICO" means 4273681 Canada Inc., a corporation organized under the Canada Business Corporations Act.

         "ACTION" means an action, suit or proceeding, at law or in equity.

         "AFFILIATE" means, as to any specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AMALCO" means the new entity, a corporation to be formed under the laws of Canada from the Amalgamation.

         "AMENDED AND RESTATED DECLARATION OF TRUST" means the amended and restated declaration of trust of Buyer in the form attached as Exhibit J.
                                                               ---------

         "ANCILLARY INSTRUMENTS" means all schedules, exhibits, certificates, agreements, documents or statements delivered pursuant to the Agreement or the transactions contemplated hereby, including, without limitation, the Underwriting Agreement.

         "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement among Buffalo Envelope, Inc., Supremex, Buyer, Vendor and Cenveo pursuant to which, among other things, Buffalo Envelope, Inc. is acquiring a division of Vendor that is engaged in the business of providing envelopes and related products directly to consumers and to direct mail marketing agents within the upstate New York and northwest Pennsylvania markets.

         "BASE PURCHASE PRICE" means an amount equal to the excess of (i) the sum of (A) the value of the Initial Vendor Units (based on the initial price per Unit to the public in the Offering), (B) CDN$75,000,000 (i.e., the proceeds from the Term Facility (as defined in the Prospectus)), (C) the total proceeds of the Offering (excluding the over-allotment option contemplated by the Underwriting Agreement) and (D) the face amount of the Over-Allotment Note over (ii) the sum of (A) all the fees (including applicable goods and services taxes and sales taxes) approved prior to Closing in writing by Cenveo relating to the Offering, the credit facilities and the acquisition of the Shares and the U.S. Business Assets payable by the Fund, AcquisiCo and Buffalo Envelope Inc., (B) the outstanding amount of the Alberta Finance LP loan payable at Closing by Amalco and (C) the Purchase Price (as defined in the Asset Purchase Agreement).

         "BUSINESS" means (except as expressly set forth in the Agreement) the business of the Companies as presently conducted consisting of the manufacturing and marketing of a broad range of stock and custom envelopes and related products.

         "BUSINESS DAY" means any day except Saturday, Sunday or any other day on which commercial banks in Montreal, Quebec, Canada or New York, New York are authorized or required by Law to remain closed.

         "CLOSING PURCHASE PRICE" means the Base Purchase Price (i) plus the amount, if any, by which the Estimated Closing Working Capital exceeds the Target Working Capital, or (ii) minus the amount, if any, by which the Target Working Capital exceeds the Estimated Closing Working Capital.

         "CLOSING WORKING CAPITAL" means the Working Capital as of 12:01 a.m. (Quebec time) on the Closing Date, taking into account all transactions contemplated by the Agreement to occur on the Closing.

         "COMPANIES" means Supremex (or, after the Amalgamation, Amalco) and its Subsidiaries.

         "COMPANY PLANS" means each material severance, retention, employment, change-in-control, bonus, incentive, deferred compensation, supplemental retirement or other employee benefit plan, agreement, program, policy or arrangement with respect to the employees of the Companies that is maintained, sponsored or entered into by any Company or with respect to which any Company has any material liability.

         "CONTRACTS" means all contracts and all other legally binding agreements, commitments and undertakings to which any Company is a party.

         "ENVIRONMENT" means the Environment or natural Environment as defined in any Environmental Law and includes air, land, surface water, groundwater, or other water, soil, subsurface strata, vegetation, animal life, the Environment in the workplace, and any sewer system.

         "ENVIRONMENTAL LAW" means any applicable Canadian federal or provincial, United States federal or state, or local directive, statute, law, rule, regulation, ordinance or rule of common law in effect and any judicial or administrative decisions, including any judicial or administrative order, consent decree or judgment, relating to the control of any pollutant or Hazardous Substance, the protection of the Environment or the effect of the Environment on human health.

         "ENVIRONMENTAL PERMITS" means any license, permit, order, consent, approval, registration, authorization, qualification or filing required under any Environmental Law.

         "ENVIRONMENTAL REPORT" means any document concerning an environmental assessment or audit commissioned by any Company that addresses any issue of noncompliance with, or liability under, any Environmental Law.

         "GOVERNMENTAL AUTHORITY" means any government, any governmental, administrative or regulatory entity, authority, commission, board, agency, instrumentality, bureau or political subdivision and any court, tribunal or judicial or arbitral body (whether Canadian, U.S. or any other national, federal, provincial, state or local entity or, in the case of an arbitral body, whether governmental, public or private).

         "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, Order, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any applicable Law, including the lapse of any waiting period thereunder.

         "HAZARDOUS SUBSTANCES" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Environmental Law, including petroleum and its by-products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea formaldehyde insulation and radioactive materials.

         "INITIAL NOTE SERIES 1" means the Promissory Note in the form attached as Exhibit D-1.
            -----------

         "INITIAL NOTE SERIES 2" means the Promissory Note in the form attached as Exhibit D-2.
            -----------

         "INITIAL NOTE SERIES 3" means the Promissory Note in the form attached as Exhibit D-3.
            -----------

         "INITIAL NOTES" means the Initial Note Series 1, Initial Note Series 2 and Initial Note Series 3.

         "INITIAL VENDOR UNITS" means the 8,947,439 newly-issued Units to be issued to Vendor at the Closing.

         "INTELLECTUAL PROPERTY" means trademarks, trade names, service marks, patents, copyrights, applications therefor and licenses or other rights in respect thereof.

         "INTERCOMPANY PAYABLES" means all intercompany trade payables owed to or by Supremex or any of its Subsidiaries to Cenveo, Inc. or any of its Subsidiaries (other than Supremex or any of its Subsidiaries).

         "JOINDER AGREEMENT" means the Joinder Agreement in the form attached as Exhibit E pursuant to which, among other things, Amalco assumes
            ---------
as a co-obligor all of the obligations of Buyer under the Agreement and becomes jointly and severally liable with Buyer for all of Buyer's obligations thereunder.

         "KNOWLEDGE" of any Person means the actual knowledge of such Person without investigation.

         "LAWS" means all laws, constitutions, statutes, directives, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, Orders, decisions, ruling or awards, consent orders, consent decrees and policies of any Governmental Authority, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

         "LEGAL EXPENSES" means the reasonable fees, costs and expenses of any kind incurred by any Person indemnified under Article 7 and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

         "LIEN" means any lien (including any Tax lien), pledge, mortgage, security interest, defect in title or encumbrance.

         "LOSSES" means all losses, damages, liabilities and claims, and fees, costs and expenses of any kind related thereto including, without limitation, Legal Expenses. Notwithstanding anything to the contrary contained in the Agreement, Losses shall not include lost profits or consequential, special, indirect or punitive damages.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations or business of the Companies taken as a whole, other than material adverse effect (i) resulting from (a) conditions affecting the Canadian or United States economy or financial markets in general or the industries in which the Companies operate as a whole and not having a disproportionate effect on the Companies as a whole,
(b) changes in any Law applicable to any Company after the date of the Agreement, (c) changes in GAAP after the date of the Agreement or (d) any attack on, outbreak or escalation of hostilities or act of terrorism involving, Canada or the United States, (ii) that constitutes a seasonal reduction in the revenues or earnings of any Company that is consistent with such Company's past operating history, or (iii) that arises, directly or indirectly, from an act or omission of Buyer (or an Affiliate of Buyer) or from an act or omission of Vendor, Cenveo or any Company to which Buyer has consented.

         "MATERIAL CONTRACTS" means, other than the Underwriting Agreement, all of the following Contracts to which any Company is a party:

                  (a) any such Contract involving annual payments to or from any Company of $400,000 or more, except commitments which may be terminated without liability or penalty by the Company that is a party thereto on not more than 30 days' notice;

                  (b) any such Contract containing any provision or covenant prohibiting or limiting the ability of any Company to engage in any business activity or to compete with any Person;

                  (c) any such Contract that creates or obligates any Company to participate in any joint venture, limited liability company, partnership agreements, shareholders arrangement or other similar arrangement; and

                  (d) any such Contract relating to the lease of real property which requires an annual payment of more than $100,000.

         "NET AFTER-TAX BASIS" means, with respect to the calculation of any indemnification payment owed to any party pursuant to the Agreement, calculation thereof in a manner taking into account any Taxes owing by the indemnified party or its Affiliates as a result of receipt or accrual of the indemnity payment and any savings in Taxes realized by the indemnified party or its Affiliates as a result of the indemnified liability.

         "NONSOLICITATION AGREEMENT" means the Nonsolicitation Agreement among Cenveo, Inc., Buyer and Amalco in the form attached as Exhibit F.
                                                             ---------

         "ORDER" means any preliminary or permanent injunction or other order or decree of a Governmental Authority of competent jurisdiction.

         "OVER-ALLOTMENT NOTE" means the Convertible Promissory Note in the form attached as Exhibit D-4.
                 -----------

         "OVER-ALLOTMENT VENDOR UNITS" means the newly-issued Units, if any, issuable to Vendor upon conversion of the Over-Allotment Note in accordance with the terms thereof.

         "PERMITTED LIENS" means (i) Liens for Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith, (ii) Liens arising or resulting from any action taken by Buyer or any of its Affiliates, (iii) Liens created by, arising out of or specifically contemplated or permitted by the Agreement, (iv) Liens identified in the Schedules, (v) with respect to real property or interests therein, any minor defects or irregularities in title, (vi) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the course of construction or in the ordinary course of operations or maintenance in each such case securing obligations which are not delinquent or are being contested in good faith and for which adequate reserves have been taken or securing obligations which are bonded in a reasonable manner,
(vii) zoning restrictions, easements, licenses or other restrictions on the use of real property or other minor irregularities in title thereto or encumbrances thereon, so long as the same do not, individually or in the aggregate, materially interfere with or impair the use of such real property in the manner normally used, (viii) except for Liens disclosed on Schedule 3.14(a) (which will be released upon consummation of the Closing), Liens disclosed in any title reports made available to Buyer or otherwise disclosed to Buyer in writing, in each case prior to the date of the Agreement, (ix) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith if adequate reserves with respect thereto have been established and are being maintained and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and
(x) such other Liens as in the aggregate would not be reasonably likely to have a Material Adverse Effect.

         "PERMITS" means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings which are required to be made under all applicable Laws of the U.S. (federal, state or local) or any other jurisdiction with all applicable Governmental Authorities.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "POST-CLOSING TRANSACTIONS" means the transactions described on Exhibit B-2.
-----------

         "PRE-CLOSING TRANSACTIONS" means the transactions described on Exhibit B-1.
-----------

         "PROSPECTUS" has the meaning assigned to such term in the Underwriting Agreement.

         "PURCHASE PRICE" means (except as expressly set forth in the Agreement) the Base Purchase Price (i) plus the amount, if any, by which the Final Closing Working Capital exceeds the Target Working Capital, or (ii) minus the amount, if any, by which the Target Working Capital exceeds the Final Closing Working Capital.

         "RECIPROCAL GENERAL RELEASE" means the reciprocal general release in the form attached as Exhibit C providing for, among other things, the
                        ---------
release by Cenveo and Vendor, on the one hand, and Buyer and Amalco, on the other hand of all claims against the other (with certain specified exceptions).

         "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement among Buyer and Vendor in the form attached hereto as Exhibit H.

         "SUBSIDIARY" means, with respect to any specified Person, any other corporation, partnership, joint venture, association or other entity in respect of which such specified Person directly, or indirectly through one or more other Subsidiaries, either (i) owns not less than a majority of the overall economic equity or (ii) has the power to elect a majority of the board of directors (or individuals serving a function similar to that of a board of directors of a corporation).

         "SUPPLY AGREEMENT" means the Supply Agreement between Cenveo, Inc. and Amalco in the form attached as Exhibit G.
                                   ---------

         "TARGET WORKING CAPITAL" means CDN$22,600,000.

         "TAXES" means all taxes, assessments, duties, levies, fees and other governmental charges of any kind whatsoever (including taxes on or with respect to net or gross income, employment, value added, rent, excise, occupancy, licensing, sales, goods and services, harmonized sales, use, transfer, ad valorem, intangibles, gross receipts, personal property, real
          -- -------
property, land transfer, development, occupancy, health, payroll, customs duties and import and export, social services and security, franchise, doing business, withholding (including gross up and indemnity obligations under contracts with respect to withholding Taxes), payroll, stamp and capital) of Canada (federal, provincial or local), the United States (federal, state or local) or other applicable jurisdiction, together with any interest thereon, penalties, additions to tax or additional amounts with respect thereto.

         "TAX ESCROW AGREEMENT" means the escrow agreement to be entered into among Cenveo, Buyer and TD Trust Company.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

         "TECHNOLOGY" means trade secrets, proprietary information, software and computer programs and source code data relating thereto, research records, test information, market surveys, marketing know-how, inventions, know-how, processes and procedures.

         "TRANSACTIONS" means the Pre-Closing Transactions and the Post-Closing Transactions and all transactions that shall occur at the consummation of the Closing.

         "TSX" means the Toronto Stock Exchange.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated as of the date of the Agreement among Buyer, Vendor and the underwriters named therein relating to the Offering.

         "UNITS" has the meaning assigned to such term in the Underwriting Agreement.

         "VENDOR UNITS" means, collectively, the Initial Vendor Units and the Over-Allotment Vendor Units.

         "WORKING CAPITAL" means, as of any date of determination the sum of
(a) the consolidated current assets (excluding current income tax receivables) of Amalco minus the consolidated current liabilities (excluding
                       -----
current income tax payables) of Amalco and (b) the consolidated current assets of the Business (as defined in the Asset Purchase Agreement) minus
                                                                    -----
the consolidated current liabilities of the Business (as defined in the Asset Purchase Agreement); provided, however, that Working Capital shall
                           --------  -------
exclude all intercompany payables (other than Intercompany Payables) owed to or by Supremex or any of its Subsidiaries to Cenveo or any of its Subsidiaries (other than Supremex or any of its Subsidiaries), or any other intercompany amounts that are cancelled at the Closing. No accruals for any Transaction Expenses shall be included in any calculation of Working Capital, except for the prepaid expenses to the extent set forth on
Schedule 4.11. Working Capital shall be prepared using the same
-------------
methodologies and accounting practices, procedures and policies used to determine the Target Working Capital, the computation of which is set forth on Exhibit I.
   ---------

         2. The following terms are defined in the sections of the Agreement indicated:

DEFINED TERM                                                       SECTION
--------------------------------------------------------------  --------------
AGREEMENT.......................................................PARTY RECITALS
AMALCO..........................................................PARTY RECITALS
AMALGAMATION....................................................PARTY RECITALS
BALANCE SHEET...........................................................3.5(a)
BALANCE SHEET DATE......................................................3.5(a)
BASKET AMOUNT...........................................................7.2(a)
BRIEFING PERIOD.........................................................1.5(d)
BUYER...........................................................PARTY RECITALS
BUYER'S AUTHORIZED AGENT................................................9.3(c)
BUYER'S BALANCE SHEET...................................................4.3(a)
BUYER'S BALANCE SHEET DATE..............................................4.3(a)
BUYER'S CLOSING SCHEDULE................................................1.5(b)
BUYER'S REPRESENTATIVES....................................................5.2
CENVEO..........................................................PARTY RECITALS
CENVEO CANADA...................................................PARTY RECITALS
CENVEO CANADA BASKET AMOUNT.............................................7.2(a)
CENVEO'S AND VENDOR'S AUTHORIZED AGENT..................................9.3(d)
CLOSING....................................................................1.2
CLOSING DATE...............................................................1.2
CRA.....................................................................1.6(i)
CRA COMFORT LETTER......................................................1.6(i)
DISPUTE.................................................................9.3(b)
ESTIMATED CLOSING WORKING CAPITAL.......................................1.5(a)
FINAL CLOSING INTERCOMPANY PAYABLES.....................................1.5(d)
FINANCIAL STATEMENTS....................................................3.5(a)
GAAP....................................................................3.5(a)
ICDR RULES..............................................................9.3(b)
INDEMNIFICATION CLAIM...................................................7.3(a)
INDEMNIFICATION EVENT...................................................7.3(a)
INDEMNIFIED PARTY.......................................................7.3(a)
INDEMNIFYING PARTY......................................................7.3(a)
MINI-BASKET AMOUNT......................................................7.2(a)
OFFERING........................................................PARTY RECITALS
OWNED REAL PROPERTIES..................................................3.13(a)
QUEBEC CERTIFICATE......................................................1.6(b)
QUEBEC TAX ACT..........................................................1.5(g)
REMITTANCE DATE.........................................................1.6(g)
REPLY PERIOD............................................................1.5(d)
RQ......................................................................1.6(j)
RQ COMFORT LETTER.......................................................1.6(j)
SECTION 116 CERTIFICATE.................................................1.6(a)

SHARES..........................................................PARTY RECITALS
SUPREMEX........................................................PARTY RECITALS
THIRD-PARTY CLAIM.......................................................7.3(b)
TRANSACTION EXPENSES......................................................4.11
VENDOR..........................................................PARTY RECITALS
VENDOR'S CLOSING SCHEDULE...............................................1.5(a)
VENDOR'S DISPUTE NOTICE.................................................1.5(b)